AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of June 30, 2000, by and among Applied Digital Solutions, Inc., a Missouri corporation ("ADS"), Compec Acquisition Corp., a Delaware corporation ("Compec Acquisition Corp." together with ADS, "Buyers"), and Computer Equity Corporation, a Delaware corporation ("Compec"), and John G. Ballenger ("J. Ballenger"), Christopher J. Ballenger ("C. Ballenger") and Frederick M. Henschel ("Henschel") and (each a "Principal Stockholder" and collectively the "Principal Stockholders").


                              W I T N E S S E T H:

         WHEREAS, Compec, and its wholly owned subsidiaries, BALVA Financial Corp., a Virginia corporation ("Balva"), Government Telecommunications, Inc., a Maryland corporation ("GTI"), Federal Services, Inc., a Delaware corporation ("FSI"), Federal Convention Contractors, Inc., a Delaware corporation ("FCC") and Digital Highway, Inc., a Virginia corporation ("DHI", and together with Compec, Balva, GTI, FSI and FCC, the "Company"), are primarily engaged in the business of providing telecommunication services to governments and other entities (the "Business");

         WHEREAS, the parties hereto wish to provide for the terms and conditions on which a merger of Compec into Compec Acquisition Corp. would be consummated and for the consideration described in this Agreement; and

         WHEREAS, the parties intend the merger to qualify as a reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW,  THEREFORE,   in  consideration  of  the  mutual  representations,
warranties, covenants and agreements, and upon the terms and subject to the conditions, hereinafter set forth, the parties do hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

         1.01.    The Merger.

                  (a) Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.01(b)), Compec shall be merged with and into Compec Acquisition Corp. in accordance with the General Corporation Law of the State of Delaware ("Delaware Corporation Law") (such merger is defined herein as the "Merger") and in the following manner:

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                      (i)  The  board  of  directors  of  each  of  ADS,  Compec
Acquisition Corp. and Compec shall have adopted a resolution approving and declaring the advisability of the Merger and this Agreement;

                      (ii) The stockholders of Compec (the "Compec Stockholders" or the "Stockholders") shall approve this Agreement and the Merger by the requisite corporate vote or consent;

                      (iii) ADS, as the sole stockholder of Compec Acquisition Corp., shall approve this Agreement and the Merger by written consent, it being understood by the sole stockholder of Compec Acquisition Corp. that the execution of this Agreement shall constitute its irrevocable written consent to and approval of the foregoing matters; and

                      (iv) The Certificate of Merger (as defined below) shall be filed by the Surviving Company (as defined below) with the Secretary of State of the State of Delaware in accordance with the Delaware Corporation Law.

                  Following the Merger, the separate corporate existence of Compec shall cease and Compec Acquisition Corp. shall continue as the surviving corporation (the "Surviving Company").

                  (b) The Merger shall become effective on the day and at the time specified in the Certificate of Merger filed with the Secretary of State of the State of Delaware in such form as is required by (and attached hereto as Exhibit 1.01(b)) and executed in accordance with the relevant provisions of the Delaware Corporation Law (the "Certificate of Merger") (the time specified in the Certificate of Merger being the "Effective Time"). The Effective Time shall occur on the Closing Date.

                  (c) At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the Delaware Corporation Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Compec shall vest in the Surviving Company, and all liabilities and duties of Compec Acquisition Corp. shall become the liabilities and duties of the Surviving Company.


         1.02.    The Closing.

                  (a) Subject to the terms of this Agreement, the closing of the transactions contemplated hereby (the "Closing") shall take place at the law offices of Merra, Kanakis, Creme & Mellor, P.C., commencing at 11:00 a.m. (Eastern time) on June 30, 2000, or at such other time and/or place and/or on such other date as the parties may mutually agree such date to be not later than the date that all third party consents are received (the "Closing Date"). Notwithstanding the foregoing, for purposes of allocating in financial statements profits and/or losses of the Company only, the effective date for change of control shall be deemed to be June 1, 2000.

                  (b) At the Closing, Buyers shall pay and deliver to the Compec Stockholders or the agent on behalf of the Compec Stockholders:

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                      (i) the  Closing  Cash  Payment  (as  defined  in  Section
1.05(a)(ii));

                      (ii) the Closing Stock Payment (as defined in Section 1.05(a)(i));

                      (iii) the Buyers' Certificate referred to in Section 5.01;

                      (iv) the Employment Agreements;

                      (v) a certified copy of the certificate of incorporation of ADS and a good standing certificate for ADS issued by the Secretary of State of the State of Missouri; and

                      (vi) such other instruments and documents, in form and substance reasonably acceptable to the Stockholders' Representative, as may be necessary to effect the Closing.

                  (c) At the Closing, the Stockholders' Representative shall deliver to Buyers:

                      (i) the Stockholders' Certificate referred to in Section 6.01;

                      (ii) the Employment Agreements;

                      (iii) the corporate minute books and stock books for the Company;

                      (iv) a certified copy of the certificate of incorporation of Compec and a good standing certificate for Compec issued by the Secretary of State of the State of Delaware;

                      (v) certified copies of the certificates of incorporation and good standing certificates for each of the Compec wholly owned subsidiaries issued by each respective state of incorporation; and

         1.03.    Conversion of Stock; At the Effective Time.

                  (a) Compec Stock. Each share of common stock, par value $0.01 per share, of Compec (the "Compec Stock") issued and outstanding prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and converted into the right to receive the Merger Consideration as determined in accordance with Section 1.05.

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                  (b) Shares of Compec  Acquisition  Corp.  Each share of common stock of Compec Acquisition Corp. issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and represent one share of common stock of the Surviving Company.

         1.04.    Effect of Conversion.

                  (a) No Further Rights or Transfers. At and after the Effective Time, each Compec Stockholder shall cease to have either any rights or claims against Compec as a stockholder of Compec except as provided in Section 1.03(a).

                  (b) Certificate of Incorporation of the Surviving Company. At the Effective Time, the Certificate of Incorporation of Compec Acquisition Corp. as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Company.

                  (c) Bylaws of the Surviving Company. At the Effective Time, the Bylaws of Compec Acquisition Corp., as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Company.

         1.05.    Merger Consideration.

                  (a) The "Merger Consideration" subject to adjustment as set forth in Section 1.06, shall consist of the Closing Stock Payment, the Closing Cash Payment, the First Earnout Payment and the Second Earnout Payment, each such amount divided by the number of shares of Compec Stock issued and outstanding as of the Closing Date, and each as hereinafter defined as follows:

                      (i) The "Closing Stock Payment" shall mean such number of shares of ADS Common Stock equal in value to $15,662,000, minus such number of shares that are payable by Compec to its broker as set forth on Schedule 2.15. The per share valuation price (the "Closing Valuation Price") of the ADS Common Stock shall be equal to the average closing price for the 10 consecutive business days ending the business day immediately prior to the Closing Date, as published in The Wall Street Journal, Eastern Edition. The Buyers shall pay the Closing Stock Payment to the Compec Stockholders on the Closing Date.

                      (ii) The "Closing Cash Payment" shall mean (x) such amount of cash equal to the amount of reconciled cash and cash equivalents held by the Company on the Closing Date, as reflected on the Company's balance sheet at Closing, minus (y) $400,000. In no event shall ADS pay the Closing Cash Payment from assets held by the Company prior to the Closing Date. The Buyers shall pay the Closing Cash Payment to the Compec Stockholders on the Closing Date.

                      (iii) On the earlier of (i) September 30, 2001, and (ii) the date 10 business days after the date on which the financial statements (the "Earnout Financials") of the Surviving Company for the 12 month period commencing July 1, 2000 and ending June 30, 2001 (the "First Earnout Period")

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are completed and have been  subjected to certain  "Agreed Upon  Procedures"  as hereinafter defined, by independent accountants retained by ADS, ADS shall deliver a second payment (the "First Earnout Payment"). The date upon which the First Earnout Payment is required to be delivered by ADS to the Compec Stockholders shall be referred to herein as the "First Earnout Date." If the EBITDA for the First Earnout Period is at least $2,932,000, the First Earnout Payment shall be an amount equal to $5,131,000 plus an additional amount equal to 3.5 times the EBITDA for the First Earnout Period in excess of $2,932,000. If the EBITDA for the First Earnout Period is less than $2,932,000, the First Earnout Payment shall be an amount equal to $5,131,000 minus an amount equal to
3.5 times the amount that the EBITDA for the First Earnout Period is less than $2,932,000. If the EBITDA is $1,466,000 or less, then the First Earnout Payment shall be zero. The amount of the First Earnout Payment shall be referred to herein as the "First Earnout Amount". The First Earnout Payment shall be in the form of cash and/or ADS Common Stock (subject to the limitations provided in Section 1.05(a)(v)). The per share valuation price (the "First Valuation Price") of such ADS Common Stock shall be equal to the average market closing price of ADS Common Stock for the 10 consecutive business days up to and including the day immediately prior to the First Earnout Date, as published in The Wall Street Journal, Eastern Edition.

                      (iv) On the earlier of (i) September 30, 2002, and (ii) the date 10 business days after the date on which the financial statements (the "Earnout Financials") of the Surviving Company for the 12 month period commencing July 1, 2001 and ending June 30, 2002 (the "Second Earnout Period") are completed and have been subjected to certain Agreed Upon Procedures by independent accountants retained by ADS, ADS shall deliver a third payment (the "Second Earnout Payment"). The date upon which the Second Earnout Payment is required to be delivered by ADS to the Compec Stockholders shall be referred to herein as the "Second Earnout Date." If the EBITDA for the Second Earnout Period is at least $2,932,000, the Second Earnout Payment shall be equal to $5,131,000 plus an additional amount equal to 3.5 times the EBITDA for the Second Earnout Period in excess of $2,932,000. If the EBITDA for the Second Earnout Period is less than $2,932,000, the Second Earnout Payment shall be an amount equal to $5,131,000 minus an amount equal to 3.5 times the amount that the EBITDA for the Second Earnout Period is less than $2,932,000. If the EBITDA is $1,466,000 or less, then the Second Earnout Payment shall be zero. The amount of the Second Earnout Payment shall be referred to herein as the "Second Earnout Amount". The Second Earnout Payment shall be in the form of cash and/or ADS Common Stock (subject to the limitations provided in Section 1.05(a)(v)). The per share valuation price (the "Second Valuation Price"; and Second Valuation Price, the Closing Valuation Price and the First Valuation Price are sometimes referred to herein as the "Valuation Price") of such ADS Common Stock shall be equal to the average market closing price of ADS Common Stock for the 10 consecutive business days up to and including the day immediately prior to the Second Earnout Date, as published in The Wall Street Journal, Eastern Edition.

                      (v) The aggregate amount of the First Earnout Payment and the Second Earnout Payment (over the portion of such payments that are required to be treated as imputed interest under Section 1272 of the Code), which may be paid in cash shall not exceed an amount equal to (A) the value of the Closing Stock Payment paid pursuant to Section 1.05(a) determined as of the Closing Date minus (B) the Closing Cash Payment, and ADS Common Stock shall not be returned

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to ADS under  Section  1.05(f)  except to the extent that payment of such excess cash  or the  return  of such  ADS  Common  Stock  will  not  cause  the  Compec
Stockholders to fail to preserve a substantial part of the value of their proprietary interest in the Surviving Company by reason of receipt of ADS Common Stock pursuant to the Merger. For purposes of the foregoing, preservation of a substantial part of the value of such proprietary interest shall be considered to mean 50% of the value of the Compec Stock immediately prior to Merger.

                  (b) "EBITDA" for a given period shall mean earnings of the Surviving Company for such period before reduction for interest, taxes, depreciation and amortization, determined in accordance with United States generally accepted accounting practices ("GAAP"), plus cost increases incurred by the Company in connection with any changes in the Company's business or operations as a result of the Merger contemplated by this Agreement or as required by ADS, including but not limited to the imposition of any management fees.

                  (c) "Agreed Upon Procedures" shall mean that the Earnout Financials will be prepared from the books and records of the Surviving Company in accordance with GAAP, consistently applied and in accordance with Compec's accounting policies prior to the Merger.

                  (d) After receipt of the Earnout Financials, the Stockholders' Representative shall have 90 days to object, in writing, to the Earnout Financials or any of the Earnout Amounts as determined by ADS. Such writing shall provide reasonable detail as to the nature and amount contested.

                      (i) If the Stockholders' Representative does not so object, the Earnout Financials and the Earnout Amounts, as the case may be, if any, as originally prepared and determined under this Section shall become final and binding on the parties.

                      (ii) If the Stockholders' Representative does so object to the Earnout Financials or any portion thereof or either of the Earnout Amounts, the parties shall promptly attempt to resolve such objections. In the event the dispute is not resolved within 30 days of Stockholders' Representative's written objection, the Stockholders' Representative may designate a certified public accountant of its choice (the "Stockholders' Accountants") to prepare and/or review the Earnout Financials. ADS shall provide full access to Stockholders' Accountants and otherwise fully cooperate in connection with its review of the preparation of any such reports and the calculation of the Earnout Amount, and, assuming such access and cooperation, in no event shall the preparation and/or review of such reports by Stockholders' Accountants take more than 90 days from the designation by the Stockholders' Representative of the Stockholders' Accountants, in writing.

                  In the event that, after the above process is complete, it is determined by the Stockholders' Accountants that the Earnout Financials or the calculation of the Earnout Amount, was correct as initially calculated, Stockholders shall also, in addition to paying for the costs of Stockholders' Accountants, be responsible for the incremental expense incurred, if any, of

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ADS's accountant;  provided,  however,  if it is determined by the Stockholders'
Accountants  that the Earnout Amount or the  calculation of the Earnout  Amount,
was  not  correct  as  initially   calculated,   ADS  shall  pay  all  costs  of
Stockholders' Accountants.

                  If the parties are still unable to arrive at an acceptable resolution, either party may submit the matter to binding arbitration and such arbitration shall be commenced and conducted in accordance with then applicable rules of commercial arbitration of the American Arbitration Association in an arbitration commenced and held before a single arbitrator. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall be held in Washington, D.C.

                  The costs of such arbitration shall be borne entirely by the losing party.

                  (e) Price Protection. ADS agrees that with regard to any shares of ADS Common Stock issued pursuant to this Agreement as Merger Consideration, if, on the effective date of the Registration Statement registering any such shares of ADS Common Stock (the "Effective Date"), the closing price of ADS Common Stock, as published in The Wall Street Journal,
Eastern Edition (the "Effective Date Price"), is less than the applicable Valuation Price, ADS shall convey to the Stockholders a number of additional shares of ADS Common Stock equal to (A) the number of shares equal to either (i) the Closing Stock Payment, (ii) the First Earnout Amount or (iii) the Second Earnout Amount, as the case may be, in each case multiplied by a fraction, the numerator of which is the applicable Valuation Price and denominator of which is the applicable Effective Date Price, minus (B) the number of shares issued at either (i) the Closing, (ii) the First Earnout Date or (iii) the Second Earnout Date, as the case may be. Shares of ADS Common Stock issued pursuant to this section shall be issued on the Effective Date with the registration rights set forth in the Registration Rights Agreement. (By way of example, if ADS issues 3,132,400 unregistered shares at $5 at Closing on June 30, 2000 for a transaction price of $15,662,000 and the per share price of ADS's Common Stock as of the market close on the Effective Date is $2. ADS shall issue 4,698,600 additional shares to the Stockholders).

                  (f) Share Appreciation. The Stockholders agree that with regard to any shares of ADS Common Stock issued to the Stockholders pursuant to this Agreement as Merger Consideration, if the applicable Effective Date Price is greater than the applicable Valuation Price, the Stockholders shall convey to ADS a number of shares of ADS Common Stock equal to twenty-five percent (25%) of: (A) the number of shares issued at (i) the Closing, (ii) the First Earnout Date or (iii) the Second Earnout Date, as the case may be, minus (B) the number of shares equal to the (i) Closing Stock Payment, (ii) the First Earnout Amount or (iii) the Second Earnout Amount, as the case may be, multiplied by a fraction, the numerator of which is the applicable Valuation Price and denominator of which is the applicable Effective Date Price. (By way of example, if ADS issues 3,132,400 unregistered shares at $5 at Closing on June 30, 2000 for a transaction price of $15,662,000 and the per share price of ADS's Common Stock as of the market close on the Effective Date is $10. ADS shall receive back from the Stockholders, 25% of the $5 increase in the share price valuation that would be equal to 391,550 shares of ADS Common Stock).

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                  (g) Failure to File a Registration  Statement.  In addition to the foregoing, if ADS does not file a Registration Statement on or prior to the date that is 90 days after the Closing Date, then the Merger Consideration shall be increased by 5,000,000 shares of ADS Common Stock. Such shares to be delivered by ADS to the Stockholders within 5 business days thereafter (without regard to any of the Stockholders' indemnity obligations set forth in Article
IX). Shares of ADS Common Stock issued pursuant to this section shall be issued with the registration rights set forth in the Registration Rights Agreement.

         1.06.    Closing Balance Sheet; True-Up Payment.

                  (a) As promptly as practicable but in any event within 60 days following the Closing Date, ADS shall prepare, or cause to be prepared, and deliver to the Stockholders' Representative an unaudited consolidated balance sheet of the Company as of the close of business on the Closing Date (the "Closing Balance Sheet"). There shall be attached to the Closing Balance Sheet an annex setting forth in reasonable detail the computation of the True-Up Payment (as defined in Section 1.06(d)).

                  (b) The Closing Balance Sheet and the May 31, 2000 Balance Sheet shall be prepared in accordance with GAAP, consistently applied.

                  (c) The Closing Balance Sheet delivered by ADS to the Stockholders' Representative and the computation of the True-Up Payment annexed thereto shall be conclusive and binding upon the parties unless the Stockholders' Representative, within 30 days after the delivery to the Stockholders' Representative of the Closing Balance Sheet, notify ADS in writing that the Stockholders' Representative disputes any of the amounts set forth therein, specifying the nature of the dispute and the basis therefor. The parties shall in good faith attempt to resolve any dispute, in which event the Closing Balance Sheet and the computation of the True-Up Payment, as amended to the extent necessary to reflect the resolution of the dispute, shall be conclusive and binding upon the parties. If the parties do not reach agreement resolving the dispute within 10 days after notice is given by the Stockholders' Representative to ADS pursuant to the second preceding sentence, the parties shall submit the dispute to the department specializing in resolution dispute of a nationally recognized independent accounting firm that is mutually agreeable to the parties, (such accounting firm, the "Arbiter"), for resolution. If the parties cannot agree on the selection of such an independent accounting firm to act as Arbiter, the parties shall request the American Arbitration Association to appoint such a firm, and such appointment shall be conclusive and binding upon the parties. Promptly, but no later than 20 days after its acceptance of its appointment as Arbiter, the Arbiter shall determine, based solely on presentations by ADS and the Stockholders' Representative, and not by independent review, only those issues in dispute and shall render a report as to the dispute and the resulting computation of the Closing Balance Sheet and the True-Up Payment, if any, which shall be conclusive and binding upon the parties. In resolving any disputed item, the Arbiter (x) shall be bound by the provisions of paragraph (b) of this Section 1.04 and (y) may not assign a value to any item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party. The fees, costs and expenses of the Arbiter (i) shall be borne by the Stockholders in the proportion that the aggregate dollar amount of such disputed items so submitted

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that are unsuccessfully disputed by the Stockholders' Representative (as finally determined by the Arbiter) bears to the aggregate dollar amount of such items so submitted and (ii) shall be borne by ADS in the proportion that the aggregate dollar amount of such disputed items so submitted that are successfully disputed by the Stockholders' Representative (as finally determined by the Arbiter) bears to the aggregate dollar amount of such items so submitted. ADS and the Stockholders' Representative each shall make available to the other (upon the request of the other) their respective work papers generated in connection with the preparation or review of the Closing Balance Sheet.

                  (d) As used herein, (i) the term "Final Closing Balance Sheet" shall mean the Closing Balance Sheet which has become conclusive and binding upon the parties pursuant to paragraph (c) of this Section 1.06, (ii) the term "Closing Book Value" shall mean the amount obtained by subtracting the total liabilities of the Company, as set forth in the Final Closing Balance Sheet, from the total assets of the Company, as set forth in the Final Closing Balance Sheet minus the Closing Cash Payment, and (iii) the term "Target Book Value" shall mean the amount obtained by subtracting the total liabilities of the Company from the total assets of the Company as set forth in the May 31, 2000 Balance Sheet minus the Closing Cash Payment (as hereinafter defined) and attached as Schedule 2.04. If the Target Book Value exceeds the Closing Book Value, the amount of such excess shall be the "True-Up Payment." If the True-Up Payment is greater than zero, the amount thereof shall be paid by Stockholders to the Company in accordance with the provisions of paragraph (e) of this
Section 1.06.(By way of example, if at May 31, 2000, the Company's total assets and liabilities under GAAP were $14,5000,000 and $5,700,000respectively, and the Closing Cash payment is $7,000,000, then the Target Book Value at May 31, 2000 would be 1,800,000 If on the Closing Date, the Company's total assets and liabilities under GAAP are $15,000,000. and $5,500,000.repectively, and the Closing Cash Payment is $7,000,000, then the Closing Book Value would be $2,500,000. In this example, the Closing Book Value exceeds the target Book Value and the True-Up Payment would be zero.

                  (e) Any amount payable as True-Up Payment shall be paid in the restricted shares of ADS Stock received from ADS at Closing, equal in value to the True-Up Payment. The valuation of the ADS Stock shall be based upon the Closing Valuation Price. Such payment shall be made on the third business day following (i) the last day on which the Stockholders' Representative may, pursuant to the first sentence of paragraph (c) of this Section 1.06, notify ADS that they dispute any of the amounts set forth in the Closing Balance Sheet, if the Stockholders' Representative shall not notify ADS of any dispute, or such earlier date as the Stockholders' Representative shall advise ADS of the absence of any dispute, or (ii) the date mutual agreement is reached as to the amount of the True-Up Payment, if any, in the event of a dispute that is settled by the parties without resort to the Arbiter, or (iii) the receipt of the report of the Arbiter in the event of a dispute which is settled by the Arbiter, as applicable.

                  (f) ADS shall provide the Stockholders' Representative and their accountants reasonable access to the books and records of the Company, to any other information, including work papers of its accountants, and to any employees of the Company to the extent reasonably necessary for the
Stockholders' Representative to review the Closing Balance Sheet. The Stockholders' Representative shall provide ADS and its accountants reasonable access to the books and records of the Company, any other information, including work papers of its accountants, and to any employees of ADS to the extent reasonably necessary for ADS in connection with the preparation of the Closing Balance Sheet and in connection with any objections to the Closing Balance Sheet raised by the Stockholders.


                                   ARTICLE II

            REPRESENTATIONS AND WARRANTIES OF PRINCIPAL STOCKHOLDERS

(For purposes of this Section any reference to Stockholders shall be deemed to only refer to the Principal Stockholders)

         Each Stockholder, severally and not jointly, represents and warrants that the statements contained in this Section 2 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date as follows:

         2.01. Capitalization. The authorized capital stock of Compec consists of 10,000,000 shares of common stock, $0.01 par value per share, of which such number of shares set forth on Schedule 2.01 are issued and outstanding. Such Stockholder owns beneficially and of record the number of shares of Compec Stock set forth opposite such Stockholder's name on Schedule
2.01 hereto, free and clear of all liens, security interests, restrictions, options, proxies, voting trusts or other encumbrances ("Encumbrances"). All of the shares comprising the Compec Stock are validly issued, fully paid and non-assessable. Except as set forth on Schedule 2.01, there are outstanding no securities convertible into, exchangeable for, or carrying the right to acquire, equity securities of Compec, or subscriptions, warrants, options, rights or other arrangements or commitments obligating Compec to issue or dispose of any of its equity securities or any ownership interest therein. All of the issued and outstanding shares of capital stock of the Company were issued in compliance with all applicable state and federal securities laws.

         2.02.    Organization; Subsidiaries.

                  (a) Each of Compec and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to carry on its business as it is now being conducted. Each of Compec and its Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions where the nature of the property owned or leased by it, or the nature of the business conducted by it, makes such qualification necessary and the absence of such qualification would, individually or in the aggregate, have a material adverse effect on the business or financial condition of the Company taken as a whole. True and complete copies of the certificate of incorporation, bylaws and the minute books of Compec and its Subsidiaries have previously been made available to Buyers.

                  (b) Schedule 2.02(b) sets forth a list, as of the date hereof, of all direct or indirect entities in which the Company has an equity interest (the "Subsidiaries"). Except as set forth in Schedule 2.02(b), the Company owns, either directly or indirectly, all of the capital stock of the Subsidiaries free and clear of any Encumbrance. All of the issued and outstanding shares of capital stock of the Subsidiaries are validly issued, fully paid and non-assessable. Except as set forth in Schedule 2.02(b), there are outstanding no securities convertible into, exchangeable for, or carrying the right to acquire, equity securities of any of the Subsidiaries, or subscriptions, warrants, options, rights or other arrangements or commitments obligating any Subsidiary to issue or acquire any of its equity securities or any ownership interest therein.

         2.03. Corporate Power and Authority; Effect of Agreement. Such Stockholder is an individual with capacity to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming this Agreement is a valid and binding obligation of the Buyers enforceable against the Buyers, constitutes the valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except to the extent that such enforceability (i) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally, and (ii) is subject to general principles of equity. The execution, delivery and performance by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (w) to such Stockholder's knowledge, violate, or require any consent under, any Commitment (as defined in Section 2.08), except as set forth in Schedule 2.08(b), (x) violate any law, rule or regulation to which such Stockholder or the Company are subject or require any authorization, consent, approval, exemption or other action by or notice to any governmental authority, (y) violate any order, judgment or decree applicable to such Stockholder or the Company or (z) violate any provision of the charter documents or the bylaws of Compec or any Subsidiary, except, in each case, for violations which in the aggregate would not materially hinder or impair the consummation of the transactions contemplated hereby.

         2.04.    Financial Statements.

                  (a) Schedule 2.04 sets forth (i) the audited consolidated balance sheet of the Company as of February 29, 2000 and the audited statement of operations and cash flows of the Company for the fiscal year then ended, including the footnotes thereto (the "Audited Financials"), and (ii) the unaudited consolidated balance sheet of the Company as of May 31, 2000 (the "May 31, 2000 Balance Sheet", and together with the Audited Financials, the "Financial Statements"). The Financial Statements fairly present in all material respects the financial position and the results of operations and cash flows of the Company, for the respective dates or periods (as the case may be) indicated therein and have been prepared in conformity with GAAP consistently applied. All the assets, liabilities, income, costs and expenses reflected in the Financial Statements are related to the Business and arose out of and were incurred in the ordinary course of business. All related party transactions have been accounted for by use of consistent accounting policies and methodologies that would not affect the comparability of such financial information in any material way.

                  (b) Except as specifically reflected in the Financial Statements or Schedule 2.04(b) or elsewhere in the Schedules or as contemplated by this Agreement, the Company does not have any liabilities, commitments or obligations of any kind whatsoever (whether secured or unsecured and whether accrued, absolute, contingent, direct, indirect or otherwise), other than any liabilities, commitments or obligations (i) incurred after May 31, 2000 in the ordinary course of business.

         2.05.    Absence of Certain  Changes or Events.  Except as set forth in
Schedule 2.05 or reflected in the May 31, 2000 Balance Sheet or permitted or contemplated by this Agreement, since May 31, 2000, the Company has not (a) suffered any material damage, destruction or casualty loss to its physical properties; (b) incurred or discharged any material obligation or liability or entered into any other material transaction except in the ordinary course of business; (c) suffered any material adverse change in the business, financial condition, assets, liabilities, prospects, operations or results of operations of the Company; (d) increased the rate or terms of compensation payable or to become payable by the Company to its directors, officers or key employees or increased the rate or terms of any bonus, pension or other employee benefit plan covering any of its directors, officers or key employees, except in each case increases occurring in the ordinary course of business in accordance with its customary practices (including normal periodic performance reviews and related compensation and benefit increases) or as required by any pre-existing Commitment identified in Schedule 2.08; (e) consummated, or agreed to consummate, any sale, lease or other transfer or disposition of any material properties or assets except for the sale of any assets in the ordinary course of business and except for the sale of any assets that, in the reasonable judgment of the Company, has become uneconomic, obsolete or worn out; (f) incurred, assumed or guaranteed any indebtedness for borrowed money; (g) granted any mortgage, pledge, lien or encumbrance on any of its material properties or assets; (h) entered into, amended or terminated any material Commitment, or waived any material rights thereunder except in the ordinary course of business; or (i) made any grant of credit to any customer or distributor on terms or in amounts materially more favorable than those that have been extended to such customer or distributor in the past, except in the ordinary course of business. Since May 31, 2000, the Company has been operated in all material respects in the ordinary course in a manner consistent with past practice.

         2.06.    Assets and Properties.

                  (a) The Company has good title to all of the material tangible personal assets and properties which it purports to own (including those reflected on the May 31, 2000 Balance Sheet, except for assets and properties sold, consumed or otherwise disposed of in the ordinary course of business since the date of the Balance Sheet, which are not individually or in the aggregate material), free and clear of all Encumbrances, except (a) as set forth in
Schedule 2.06(a), (b) liens for taxes not yet due and payable or due but not delinquent or liens being contested in good faith by appropriate proceedings, and (c) except as set forth in Schedule 2.06(a), the assets owned or leased by the Company constitute all the assets used in and necessary to conduct the Business as currently conducted.

                  (b) All material tangible personal property and assets owned or utilized by the Company are in good operating condition and repair (except for ordinary wear and tear), free from any defects (except such minor defects as do not interfere with the use thereof in the conduct of the normal operations), have been maintained consistent with the standards generally followed in the industry and are sufficient to carry on the Business as presently conducted.

                  (c) The Company does not own any real property.

                  (d) Schedule 2.06(d) sets forth a list of all real property leased by the Company (the "Leased Real Property"). The Stockholders have made or will make available within thirty (30) days of the Closing Date to Buyers true and complete copies of all leases and subleases relating to the Leased Real Property. With respect to the Leased Real Property, (i) the Company has good and valid leasehold estates in the Leased Real Property, free and clear of all Encumbrances, and (ii) all existing water, sewer, gas, electricity, telephone and other utilities required for the construction, use, occupancy, operation and maintenance of the Leased Real Property are adequate in all material respects for the use, occupancy, operation and maintenance thereof, as currently conducted or currently exists. Except as set forth on Schedule 2.06(d), to such Stockholder's knowledge, (A) each such lease or sublease is legal, valid, binding and enforceable and in full force and effect and (B) the consummation of the transactions contemplated by this Agreement will not cause a material breach or require any third party consent under any such lease or sublease.

                  (e) Except as set forth on Schedule 2.06(e), (i) neither such Stockholders nor the Company has received notice of any pending or, to the knowledge of such Stockholder, threatened condemnation or eminent domain proceedings or their local equivalent with respect to the Leased Real Property,
(ii) the Leased Real Property, the use and occupancy thereof by the Company, and the conduct of the Business thereon and therein does not violate any applicable law consisting of building codes, zoning, subdivision or other land use or similar laws the violation of which would materially adversely affect the use, value or occupancy of any such property or the conduct of the Business thereon and (iii) neither such Stockholder nor the Company has received written notice of a material violation of the restrictions or laws described in the foregoing clause (ii).

         2.07.    Intellectual Property.

                  (a) Schedule  2.07 sets forth a true and complete  list of all
(i) Software, registered U.S. and foreign patents and patent applications, registered U.S. and foreign trademark applications, registered U.S. and foreign copyrights and copyright applications and other Intellectual Property (as hereinafter defined), in each case owned by the Company and material to the business of the Company ("Company Owned Intellectual Property"), and (ii) licenses of Software to the Company or by the Company to a third party (as hereinafter defined), in each case that are material to the business of the Company ("Company Licensed Intellectual Property");

                  (b) to the knowledge of such Stockholder, the conduct of the business of the Company as currently conducted does not infringe or misappropriate the Intellectual Property rights of any third party, and no claim has been asserted to the Company that the conduct of the business of the Company as currently conducted infringes or may, infringe or misappropriate the Intellectual Property rights of any third party;

                  (c) with respect to each item of the Company Owned Intellectual Property, the Company is the sole owner of the entire right, title and interest in and to such Intellectual Property and without limitation of the foregoing is entitled to use such Intellectual Property in the continued operation of its business;

                  (d) with respect to each item of the Company Licensed Intellectual Property, the Company has the right to use such Company Licensed Intellectual Property in the continued operation of its business in accordance with the terms of the license agreement governing such Company Licensed Intellectual Property;

                  (e) to the knowledge of such Stockholder, the Company Owned Intellectual Property is valid and enforceable, and has not been adjudged invalid or unenforceable in whole or part;

                  (f) to the knowledge of such Stockholder, no person is engaging in any activity that infringes upon the Company Owned Intellectual Property;

                  (g) to the knowledge of such Stockholder, each license of the Company Licensed Intellectual Property is valid and enforceable, is binding on all parties to such license, and is in full force and effect;

                  (h) to the knowledge of such Stockholder, no party to any license of the Company Licensed Intellectual property is in material breach thereof or default thereunder;

                  (i) to the knowledge of such Stockholder, the Software of the Company is free of all material viruses, worms, trojan horses and other material known contaminants, and does not contain any material bugs, errors, or problems of a material nature that disrupt its operation or have a material adverse impact on the operation of other software programs or operating systems;

                  (j) no rights in the Software of the Company have been transferred to any third party except to the customers of the Company to whom the Company has granted the right to use such Software in the ordinary course of business; and

                  (k) the Company has the right to use all software development tools, library functions, compilers, and other third party software that is material to the business of the Company, or that is required to operate or modify the Software of the Company.

         "Intellectual Property" means (i) patents, patent applications and statutory invention registrations, in each case in the United States and all other countries, (ii) any trademarks, service marks, trade dress, logos, trade names, corporate names, and other source identifiers, including any registrations and applications for registration of any of the foregoing in the

United States and any foreign country, (iii) all rights under the copyright laws of the United States and all other countries, including, without limitations, all copyrightable works, copyrights, and registrations and applications for registration thereof, and (iv) all confidential and proprietary information, including trade secrets and know-how.

         "Software" of a party means all material computer software owned, controlled or licensed by or on behalf of such party and used, manufactured, distributed, sold, licensed or marketed by such party.

         2.08.    Commitments.

                  (a) Schedule 2.08 sets forth, as of the date hereof, each contract or agreement, whether written or oral (including any and all amendments thereto), to which the Company is a party, or by which the Company is bound (collectively, the "Commitments") of the following types:

                      (i) Commitments for the sale of any real or personal (tangible or intangible) properties other than in the ordinary course of business, or for the grant of any option or preferential rights to purchase any such properties;

                      (ii) Commitments for the construction, modification or repair of any building, structure or facility or for the incurrence of any capital expenditures or for the acquisition of fixed assets, providing for aggregate payments in excess of $50,000;

                      (iii) Commitments relating to the acquisition by the Company or a Subsidiary of any operating business or the capital stock of any other person or entity that have not been consummated or that have been consummated but contain representations, covenants, guaranties, indemnities or other obligations that remain in effect;

                      (iv) Commitments pursuant to which any party is required to purchase or sell a stated portion of its requirements or output to another party or perform a stated amount of service for, on behalf of, or upon the referral of another party;

                      (v) Commitments relating to any Litigation as defined hereinafter in Section 2.09.

                      (vi)  Commitments   under  which  the  Company  agrees  to
indemnify any person or entity other than in the ordinary course of business;

                      (vii) Commitments containing covenants of the Company not to compete, do business in any line of business or in any geographical area or with any person or entity, or to disclose certain information, or covenants of any person or entity not to compete with the Company in any line of business or in any geographical area or disclose information concerning the Company;

                      (viii) Commitments pursuant to which the Company (A) leases, subleases, licenses or otherwise has the right to use any personal property or (B) is the lessor of any personal property;

                      (ix)   Commitments   in  respect  of  any  joint  venture,
partnership or other similar arrangement (including, without limitation, any joint development agreement);

                      (x) Commitments relating to any governmental or regulatory authority;

                      (xi) Commitments for the lease or sub-lease of any real property from or to any other person;

                      (xii) Commitments that involve in excess of $50,000 in the aggregate or that may not be terminated on less than 90 days' notice;

                      (xiii) Commitments relating to outstanding letters of credit or performance bonds or creating any obligation or liability as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any person or entity, except as endorser or maker of checks or letters of credit endorsed or made in the ordinary course of business; and

                      (xiv) Commitments (other than those specified in any of clauses (i) through (xiii) of this paragraph (a)) which relate to or affect the Business or any of the assets or properties of the Company in any way that are material to the Business.

                  (b) Except as set forth in Schedule 2.08(b), all of the Commitments referred to in the preceding paragraph (a) are valid, binding, in full force and effect and enforceable in accordance with their terms against the Company, and to the knowledge of the Stockholders, against the respective counterparties to such Commitments. Complete copies (or, if oral, full written descriptions of material terms) of all Commitments required to be so listed, including all amendments thereto, and complete copies of all standard form Commitments used in the conduct of the Business, have been delivered to Buyers. Except as set forth in Schedule 2.08(b), (i) neither the Company, nor to the knowledge of such Stockholder has any other party committed a breach, violation or default and, to the knowledge of such Stockholder, no event which, with notice or lapse of time or both, would constitute a breach, violation or default, or give rise to any Encumbrance or right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration under, any Commitment listed in Schedule 2.08(a), except for breaches, violations and defaults, or Encumbrances or rights of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration which, individually or in the aggregate, are not material and (ii) neither the Company nor, to the knowledge of the Stockholders, any other party to any of the Commitments listed in Schedule 2.08(a) is in material arrears in respect of the performance or satisfaction of the terms and conditions on its part to be performed or satisfied under any of such Commitments and no material waiver or material indulgence has been granted by any of the parties thereto.

         2.09. Litigation. Except as set forth in Schedule 2.09, there is no claim, suit, action or proceeding in any court or before any governmental or regulatory authority ("Litigation") pending or, to such Stockholders' knowledge, threatened, involving the Company, its business or any assets or liabilities of any of the foregoing. Except as set forth in Schedule 2.09, the Company is not subject to any outstanding orders, rulings, judgments, injunctions, writs, decrees or actions including, without limitation, any actions brought by any regulatory authority.

         2.10. Compliance with Laws. Except as set forth in Schedule 2.10, neither such Stockholder nor the Company has received any written notice of any violation of any applicable laws, rules, regulations and orders relating to the operation, conduct or ownership of the Business, except where any such violation would not individually or in the aggregate have a material adverse effect on the Company. The Company has all permits, licenses, certificates and authorizations of governmental and regulatory authorities necessary for the conduct of their business as presently conducted, except where the failure to have any such permit, license, certificate or authorization would not have a material adverse effect on the Company.

         2.11.    Employee Benefit Plans; Labor Matters.

                  (a) With respect to each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), maintained or contributed to by the Company, or with respect to which the Company could incur liability under Section 4069, 4201(a) of ERISA (the "Company Benefit Plans"), the Company has made available to the Buyers a true and correct copy of (i) the most recent annual report (Form
5500) filed with the Internal Revenue Service (the "IRS"), (ii) such Company Benefit Plan, (iii) each trust agreement relating to such Company Benefit Plan,
(iv) the most recent summary plan described for each Company Benefit Plan for which a summary plan described is required, (v) the most recent actuarial report or valuation relating to a Company Benefit Plan subject to Title IV of ERISA, if any, and (vi) the most recent determination letter, if any, issued by the IRS with respect to any Company Benefit Plan qualified under Section 401 (a) of the Code.

                  (b) With respect to the Company Benefit Plans, no event has occurred and, to the knowledge of such Stockholder, there exists no condition or set of circumstances, in connection with which such Stockholder could be subject to any liability under the terms of such Company Benefit Plans, ERISA, the Code or any other Law applicable to such Company Benefit Plans except as would not have a material adverse effect on the Company. The Company has no actual or contingent liability under Title IV of ERISA (other than the payment of premiums to the Pension Benefit Guaranty Corporation) except as would not have a material adverse effect on the Company.

                  (c) The Company has made available to the Buyers (i) copies of all employment agreements with officers or key employees of the Company or any of its subsidiaries; (ii) copies of all severance agreements, programs and policies of the Company; and (iii) copies of all plans, programs, agreements and other arrangements of the Company which contain change in control provisions. Except as set forth in Schedule 2.11(a), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will

(i) result in any material payment (including, without limitation, severance, unemployment compensation, "golden parachute" or otherwise) becoming due to any director, officer or employee of the Company under any Company Benefit Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Company Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any material benefits.

                  (d) Except as set forth in Schedule 2.11(d) or as required by Law, no Company Benefit Plan provides retiree medical or retiree life insurance benefits to any person.

         2.12.    Environmental Matters.

                  (a) To the knowledge of such Stockholder, the Company is and has at all times been in compliance with all environmental laws governing the Company and its business, operations, properties and assets, except as would not have a material adverse effect on the Company.

                  (b) There are  no  judgments  and no  material  non-compliance orders, warning letters, notices of violation, claims, suits, actions, penalties, fines, or administrative or judicial investigations of any nature pending or threatened in writing against the Company, with respect to any environmental laws or licenses issued to the Company, except as would not have a material adverse effect on the Company.

         2.13. Consents. Except under Hart-Scott-Rodino Antitrust Improvement Acts of 1976 ("HSR Act") and as set forth in Schedule 2.13, no consent, approval or authorization of, or exemption by, or filing with, any governmental authority or third party is required to be obtained or made by such Stockholder or the Company in connection with the execution, delivery and performance by such Stockholder of this Agreement or the taking by such Stockholder of any other action contemplated hereby.

         2.14.    Taxes.

                  (a) Except as set forth in Schedule 2.14(a), all Tax Returns required to be filed by or with respect to the Company have been properly and timely filed and all such Tax Returns are complete and accurate in all material respects. Except to the extent provided for on the May 31, 2000 Balance Sheet, all Taxes required to have been paid by the Company have been paid in full. All Taxes required to have been withheld by the Company in connection with payments to employees, independent contractors, creditors, stockholders or to third parties have been so withheld and to the extent required, have been paid to the relevant Tax authority.

                  (b) Except as set forth in Schedule 2.14(b): (i) no Tax authority in a jurisdiction where the Company does not file Tax Returns has made a claim, assertion or threat that the Company is or may be subject to Tax in such jurisdiction; (ii) no deficiencies for any Tax have been threatened, proposed, asserted or assessed against the Company that have not been satisfied or otherwise settled with the relevant taxing authority; (iii) the Company has received no written notice that any audits or examinations with respect to the Company are ongoing or have been threatened or proposed by the Internal Revenue

Service or the appropriate state, local or foreign Tax authority; (iv) no waivers or extensions of statutes of limitation with respect to Taxes have been given by or requested with respect to the Company; (v) there are no tax rulings, requests for rulings, or closing agreements relating to the Company that could affect the liability for Taxes of the Company for any period (or portion of a period) after the Closing; (vi) no power of attorney has been granted by the Company with respect to any matter relating to Taxes of the Company that is currently in force.

                  (c) The Company is not a party to or liable under any Tax Sharing Agreement with respect to Taxes of any consolidated, combined or unitary group other than the consolidated, combined or unitary group consisting of the Company. Except as set forth in Schedule 2.14(c), the Company has not, with respect to any taxable period for which the applicable statute of limitations on assessment of Tax has not run, filed a combined, consolidated or unitary Tax Return with respect to any affiliated group. Schedule 2.14(c) sets forth a complete list of all states, territories and jurisdictions (foreign and domestic) in which the Company has filed Income Tax Returns for taxable periods ending on or after December 31, 1991. The Company has not claimed any dual consolidated losses (as defined in Section 1503 of the Code) on any Tax Return that will be recaptured by virtue of the transactions contemplated by this Agreement.

                  (d) There are no Tax liens on any assets of the Company, except liens for Taxes not yet due and payable;

                  (e) As used in this Agreement:

                      (i) The term "Tax" (including, with correlative meaning, the terms "Taxes" and "Taxable") includes all federal, state, local and foreign Income Tax, profits, franchise, gross receipts, environmental, customs duty, capital stock, communications services, severance, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect to such penalties and additions, and includes any liability for Taxes of another person by contract, as a transferee or successor, under Treasury Regulation ss. 1.1502-6 or analogous state, local, or foreign law provision, or otherwise.

                      (ii) The term "Income Tax" means any federal, state, local or foreign Tax or Taxes (i) based upon, measured by, or calculated with respect to, net income or net receipts, proceeds or profits, or (ii) based upon, measured by, or calculated with respect to multiple bases (including, but not limited to, corporate franchise or occupation Taxes) if such Tax may be based upon, measured by, or calculated with respect to one or more bases described in
(i) above.

                      (iii) The term "Tax Return" includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

                      (iv) The term "Income Tax Return" includes all Tax Returns relating to Income Taxes.

                      (v) The term "Treasury Regulations" means the regulations prescribed under the Code.

         2.15. Fees. Except as set forth on Schedule 2.15, neither such Stockholder nor the Company have paid or become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated hereby.

         2.16. Major Customers and Suppliers. Schedule 2.16 sets forth a list of (i) the top 5 suppliers of materials or services to the Company's business during the last 12 months ("Major Suppliers") and (ii) the top 5 customers of products or services of the Company's business during the last 12 months (the "Major Customers"). Except as set forth on Schedule 2.16, no Major Supplier or Major Customer has during the last 12 months decreased materially or, to the knowledge of such Stockholder, threatened to materially decrease or limit materially its provision of services or supplies to the business. To such Stockholder's knowledge, there has been no termination, cancellation or material limitation of, or any material modification or change in, the business relationships with any Major Supplier or Major Customer.

         2.17. Products. Except as set forth on Schedule 2.17, to the knowledge of such Stockholder, there are no statements, citations or decisions by any governmental or regulatory authority stating that any product or service manufactured, sold, designed, distributed or marketed at any time by the Company ("Products") is defective or unsafe or fails to meet any standards promulgated by any governmental authority. Except as set forth on Schedule 2.17, there is no
(i) fact relating to any Product that, to the knowledge of the Company, may impose upon the Company a duty to recall any Product or a duty to warn customers of a defect in any Product, (ii) material latent or overt design, manufacturing or other defect in any Product or (iii) material liability for warranty claims or returns with respect to any Product.

         2.18. Insurance. All of the material assets of the Company and all material aspects of its business that are of insurable character are covered by insurance with reputable insurers against risks of liability, casualty and fire and other losses and liabilities, in each case in amounts, scope, and coverage which are customarily obtained to cover comparable businesses and assets. The Company is not in default with respect to its obligations under any material insurance policy maintained by it. Schedule 2.18 sets forth a list of all insurance coverage carried by the Company, the carrier and the amount of coverage. All such policies and other instruments are, to such Stockholder's knowledge, in full force and effect and all premiums with respect thereto have been paid. The Company has not failed to give any notice or present any claim under any such insurance policy in due and timely fashion or as required by any of such insurance policies, and the Company has not otherwise, through any act, omission or non-disclosure, jeopardized or impaired full recovery of any claim under such policies, and there are no claims by the Company under any of such policies to which any insurance company is denying liability or defending under a reservation of rights or similar clause. The Company has not received notice of any pending or threatened termination of any of such policies or any premium increases for the current policy period with respect to any of such policies and the consummation of the transactions contemplated by this Agreement will not result in any such termination or premium increase.

         2.19. Investment Representations. Each Principal Stockholder understands and acknowledges that the ADS Common Stock being acquired pursuant to this Agreement is not registered under the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities law, and that such ADS Common Stock may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and pursuant to applicable state securities laws and regulations, and that the ADS Common Stock will bear appropriate legends to that effect. The ADS Common Stock is being acquired for such Stockholder's own account, for investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act or the securities laws of any state applicable to such Principal Stockholder. Such Principal Stockholder, either alone or with his or her purchaser representative who is unaffiliated with and are not compensated by ADS, is knowledgeable in and experienced with respect to investments in general, and experienced in evaluating and investing in businesses such as ADS. Such Principal Stockholder has received all the information he or she has requested with respect to Company, ADS, this Agreement and the transactions contemplated hereby, and has been given the opportunity to ask questions of and receive answers from officers of Company and ADS with respect to the terms and conditions of this Agreement and the transactions contemplated by this Agreement and to obtain such additional information which Company and ADS possess or can acquire without unreasonable effort or expense that is necessary to verify the information that was otherwise provided. By reason of such knowledge and experience and the receipt of such information, such Principal Stockholder, either alone or with his purchaser representative, is capable of evaluating the merits and risks of, and making an informed business decision with regard to, an investment in ADS.


                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF BUYERS

         Each Buyer hereby jointly and severally represent and warrant that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date as follows:

         3.01. Organization. ADS and Compec Acquisition Corp. are corporations duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and each has all requisite corporate power and authority to carry on their business as it is now being conducted, and to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. Compec Acquisition Corp. is a direct, wholly-owned subsidiary of ADS which has been formed for the sole purpose of completing the Merger and has not incurred any obligations, liabilities, or other commitments nor engaged in any other business or activity of any type or kind whatsoever, nor entered into any agreement or arrangement with any person whatsoever as set forth in this Agreement. Complete and correct copies of the certificate of incorporation and bylaws of ADS and Compec Acquisition Corp., as amended to date, have been made available to the Stockholders' Representative. Such organizational documents are in full force and effect and have not been amended or modified in any respect. ADS is not in violation of any provision of its organizational documents. Compec Acquisition Corp. is not in violation of any provision of its organizational documents.

         3.02. Corporate Power and Authority; Effect of Agreement. The execution, delivery and performance by each Buyer of this Agreement and each of the documents referenced herein and the consummation by each Buyer of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each Buyer. This Agreement has been duly and validly executed and delivered by each Buyer and constitutes the valid and binding obligation of each Buyer, enforceable against each Buyer in accordance with its terms, except to the extent that such enforceability (i) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally, and (ii) is subject to general principles of equity. The execution, delivery and performance by each Buyer of this Agreement and the consummation by each Buyer of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (i) violate, or require any consent, authorization, approval, execution, or other action or notice under, any material contract or other commitment of each Buyer, (ii) violate any provision of law, rule or regulation to which each Buyer is subject, (iii) violate any order, judgment or decree applicable to each Buyer or (iv) violate any provision of the Certificate of Incorporation or the By-laws of each Buyer; except, in each case, for violations which in the aggregate would not materially hinder or impair the consummation of the transactions contemplated hereby.

         3.03.    Capitalization.

                  (a) The total authorized capital stock of ADS consists of (i) 80,000,000 shares of common stock, $.001 par value per share, 52,982,886 shares of which are issued and outstanding as of June 26, 2000, and (ii) 5,000 shares of preferred stock, 1 of which is issued and outstanding as of June 26, 2000. Except as set forth in Schedule 3.03(a) there have been no options issued pursuant to ADS's option plans, since May 31, 2000, no shares of ADS Common Stock or other voting securities of ADS have been issued or reserved for issuance. Except as set forth in the SEC Documents, there are outstanding no securities convertible into, exchangeable for, or carrying the right to acquire, equity securities of ADS, or subscriptions, warrants, options, rights or other arrangements or commitments obligating ADS to issue or dispose of any of its equity securities or any ownership interest therein. Any shares of ADS Common Stock to be issued pursuant to options to purchase ADS Common Stock set forth in
Schedule 4.15 have been duly authorized.

                  (b) The total authorized capital stock of Compec Acquisition Corp. consists of 1,000 shares of common stock, no par value per share, 100 shares of which, as of the date hereof, are issued and outstanding and are held by ADS. Such shares are duly authorized, validly issued, fully paid and nonassessable, and are owned free and clear of all Encumbrances.

         3.04. Consents. Except under the HSR Act and as required by ADS' primary lender, no consent, approval or authorization of, or exemption by, or filing with, any governmental authority or third party is required to be obtained or made by the Buyers in connection with the execution, delivery and performance by the Buyers of this Agreement, or the taking by the Buyers of any other action contemplated hereby.

         3.05. Fees. Neither ADS has not paid or become obligated to pay any fee or commission to any broker, finder or intermediary (other than bonus arrangements with employees of Buyers) in connection with the transactions contemplated hereby.

         3.06. Litigation. Except as set forth in Schedule 3.06, there is no claim, suit, action or proceeding in any court or before any governmental or regulatory authority ("Litigation") pending or, to Buyers' knowledge, threatened, against any Buyer or any material assets or liabilities of any of the foregoing. Except as set forth in Schedule 3.06, ADS is not subject to any outstanding orders, rulings, judgments, injunctions, writs, decrees or actions including, without limitation, any actions brought by any regulatory authority.

         3.07. Common Stock to be Received by Stockholders. The ADS Common Stock to be received by the Stockholders will, when issued and delivered to the Stockholders, be duly and validly issued, fully paid, nonaccessable and free of preemptive rights or other restrictions (except those that may be imposed by the rules and regulations by Nasdaq with regard to notice requirements) other than those imposed pursuant to securities laws and those expressly provided for in this Agreement.

         3.08.    [Reserved].

         3.09. SEC Filings. ADS has timely filed with the Securities and Exchange Commission (the "SEC") all forms, reports, schedules, registration statements, definitive proxy statements and other documents (collectively, the "SEC Documents") required to be filed prior to the date hereof, and no subsidiary of ADS has filed, or been required to file, any SEC Document with the SEC, in each case, pursuant to the Securities Act of 1933, as amended (the "Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act") or the rules and regulations thereunder. As of their respective filing dates, each SEC Document filed before the date hereof complied in all material respects with the requirements of the Exchange Act, and the applicable rules and regulations of the SEC thereunder. All forms, reports and documents filed with the SEC, by ADS, did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of ADS, including the notes thereto, included in the SEC Documents (the "ADS Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and present fairly the consolidated financial position of ADS at the dates thereof and of its consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring audit adjustments). Since March 31, 2000, there has been no change in any of the significant accounting (including tax accounting) policies, practices or procedures of ADS or any subsidiary of ADS, except changes resulting from changes in accounting pronouncements of Financial Accounting Standards Boards or changes in applicable laws or rules or regulations thereunder. Since March 31, 2000, there has been no occurrence or non-occurrence of any fact, event or circumstance which with notice or lapse of time would be reasonably likely to require ADS or any of its affiliates to file a Form 8-K with the SEC that have not been filed.

         3.10. Compliance with Laws. Except as set forth in Schedule 3.10, none of the Buyers has received any written notice of any violation of any applicable laws, rules, regulations and orders relating to the operation, conduct or ownership of its business. The Buyers have all permits, licenses, certificates and authorizations of governmental and regulatory authorities necessary for the conduct of their business as presently conducted.


                                   ARTICLE IV

                                    COVENANTS

         4.01. Further Assurances. At any time or from time to time after the Closing, each party shall, at the request of the other party, execute and deliver any further instruments or documents and take all such further action as such other party may reasonably request in order to evidence the consummation of the transactions contemplated hereby.

         4.02. Notice. Each party hereto shall have a continuing obligation to promptly notify the other parties in writing as to any matter hereafter arising or discovered which becomes known to such other party prior to the Closing (except for matters brought to such party's attention by such other party in writing) which, if existing or known at the date of this Agreement, would have been required to be set forth or described in any Schedule to this Agreement or otherwise would have resulted in any representation or warranty of the Stockholders contained herein being false or inaccurate in any material respect. No disclosure made by the Stockholders following the date hereof shall be deemed to modify or amend any representation or warranty contained in this Agreement or the Schedules thereto except as set forth in Section 4.11.

         4.03. Confidentiality. The Stockholders shall have the continuing obligation to not disclose any Confidential Information (as defined below) after the Closing Date to any third party, except as required by law. "Confidential Information" shall mean any information concerning the Company which is in the possession of the Stockholders on the date hereof or on the Closing Date relating to the Business, other than information which is or becomes available to the public (other than as a result of the disclosure by the Stockholders of such information in contravention of the covenants set forth in this Section 4.03). Through and until the Closing Date, Buyers agree that none of the Buyers nor any of Buyers' affiliates will disclose any Confidential Information to any third party, except as required by law.

         4.04. Cash Management; Intercompany Accounts. The Stockholders will cooperate with ADS in making preparations for the Company to participate in banking and financial programs of ADS.

         4.05.    Responsibility for Taxes; Returns; Audits.

                  (a) Indemnification.

                      (1) The Stockholders shall be responsible for and indemnify and hold harmless Buyers and their affiliates, including the Company, from and against any Losses arising with respect to all Taxes of the Company for any taxable year or period (i) ending on or before May 31, 2000, and (ii) beginning before and ending after May 31, 2000, to the extent allocable to the portion of such taxable period ending on and including May 31, 2000. Buyers shall immediately upon refund or crediting of any Tax overpayment for any such year or period or portion thereof distribute the amount of any Tax overpayment to the Stockholders, to the extent attributable to such period and not reflected on the May 31, 2000 Balance Sheet. For purposes of this Section 4.05(a), the Stockholders' obligation to indemnify Buyers and their affiliates for a Loss with respect to a Tax shall apply only to the extent that such Tax incurred with respect to any such period exceeds the reserves for such Tax on the May 31, 2000 Balance Sheet, provided that such reserves shall be reduced to reflect any payments of Taxes against which reserves were reflected on the May 31, 2000 Balance Sheet and increased to reflect Taxes incurred in the operations of the Company in the ordinary course of business, subsequent to the date of such Balance Sheet prior to May 31, 2000.

                      (2) For purposes of this Section 4.05(a), whenever it is necessary to determine the amount of any liability for (or refund of) Taxes of the Company for a portion of a Taxable year or period that begins before and ends after the May 31, 2000, the determination of such Taxes for the portion of the year or period ending on, and the portion of the year or period beginning after, May 31, 2000 shall be determined (i) in the case of Income Taxes, based upon an interim closing of the books of the Company (as appropriate) as of the close of business on May 31, 2000 and (ii) in the case of Taxes other than Income Taxes, (a) with respect to sales, transfer, excise, gains, and other Taxes based upon transfers or transactions, based upon whether the relevant transaction occurred on or prior to, or subsequent to, May 31, 2000, and (b) in the case of all other Taxes (including real and personal property Taxes) based upon the relative number of days in the portion of the taxable period up to and including May 31, 2000 and the relative number of days in the portion of the taxable period subsequent to May 31, 2000.

                  (b) Tax Returns; Filing and Payments.

                      (1) ADS shall timely prepare (or cause to be prepared), and shall timely file (or cause to be timely filed) all Tax Returns of the Company for any taxable year or period which are not filed or required to be filed on or before the Closing date. ADS shall pay or cause the Surviving Company to pay any Tax required to be paid with respect to the period covered by returns as reflected thereon provided that such payment obligation under this
Section 4.05(b) shall not prevent any claim for indemnification under Section 9.02(b).


                      (2) The Buyers shall not amend or cause to be amended any Tax Return of the Company for taxable periods (a) ending on or before May 31, 2000 or (b) beginning before May 31, 2000 and ending on or after such date, without the prior written consent of the Stockholders' Representative. Buyers shall, upon request by the Stockholders' Representative and at the sole expense of the Stockholders, cooperate in the preparation of and submission to the proper tax authority of any amended Tax Return for any such period which is required to cause the Tax Return for such period to be consistent with a position adopted by the Buyers in a subsequent taxable period, or to be consistent with adjustments to the Tax Returns of the Company for any other taxable period proposed by tax authorities. Any tax consequences or payments required as a result of such amended Tax Return shall be allocated pursuant to
Section 4.05(a).

                      (3) The Tax Returns referred to in Section 4.05(b)(1), shall, to the extent not otherwise required by law, be prepared in a manner consistent with the Company's (as appropriate) past practice (including any Tax elections and methods of accounting). With respect to any Tax Return referred to in Sections 4.05(b)(1) above, ADS shall provide the Stockholders' Representative a draft of such Tax Return and Tax information (including, without limitation, work papers and schedules) for review of such Tax Return in a timely manner no later than thirty (30) days prior to the due date (taking into account valid extensions) for the filing of such Tax Return. The parties shall consult in good faith with regard to the form and content of such Tax Returns, provided that, in the event of any disagreement, the Returns shall be filed in the form set forth by the party with responsibility for the preparation of the Tax Returns. Stockholders' Representative shall be entitled to direct the adoption of any legally permissible filing position on such Tax Return.

                  (c) Termination of Tax Sharing Agreements; Powers of Attorney.

                      (1) Any Tax Sharing Agreement to which the Company is a party (other than this Agreement) shall be terminated as of the Closing Date, and the Company shall have no further obligations thereunder. For purposes of this Agreement, the term "Tax Sharing Agreement" includes any agreement or arrangement, whether or not written, providing for the sharing or allocation of liability for Taxes of the parties thereto.

                      (2) All powers of attorney granted by the Company with respect to Taxes shall be revoked as of the Closing Date.

                      (3) The Stockholders agree that between the date of the Agreement and the Closing Date, it will not cause or permit the Company to (i) make any change in the Company's Tax accounting methods, any new election with respect to Taxes or any modification or revocation of any existing election with respect to Taxes or (ii) settle or otherwise dispose of any Tax audit, dispute, or other Tax proceeding, in each case without Buyers' express written consent thereto.

                  (d) Assistance and Cooperation.

                      (1) From and after the Closing Date, to the extent reasonably requested by the other party, the Stockholders and Buyers shall assist and cooperate with each other in the preparation of any Tax Return which the other party is responsible to file pursuant to Section 4.05(b) herein and shall assist and cooperate with the other party in preparing for any audits or disputes relating to Taxes for which the other party is responsible pursuant to this Agreement. From and after the Closing Date, the Stockholders and Buyers shall, pursuant to the other party's reasonable request, make available to the other party all information, records and documents reasonably available to that party which are necessary for the preparation of any Tax Return or resolution of any audit or dispute. In all such cases, the party seeking assistance or cooperation shall bear the expenses of the other party incurred in connection with respect thereto.

                      (2) From and after the Closing Date, the Stockholders and Buyers shall provide timely notice to the other in writing of any pending or threatened tax audits or assessments of the Company for taxable periods for which the other is liable under this Agreement, and shall furnish the other with copies of all correspondence received from any taxing authority in connection with any tax audit or information request with respect to any such taxable period. The Stockholders Representative shall have the right to attend and participate in any such audit.

                  (e) Certain  Taxes.  The  Stockholders  shall bear,  and shall indemnify and hold harmless Buyers and their affiliates (including the Surviving Company) from and against, all sales, transfer, stamp, documentary, real estate transfer, real estate gains, and other similar Taxes incurred by the Stockholders and/or the Company in connection with the transactions contemplated by this Agreement.

                  (f) Contests.

                      (1) Subject to the provisions of this Section 4.05(f), the Stockholders shall have the right, at their own expense, to control and manage any contest or similar proceeding with respect to Taxes of the Company for any taxable year or period ending on or before May 31, 2000 and shall have the right to settle or contest in their discretion any such contest or proceeding; provided, however, that (i) the Stockholders shall not have the right to control and manage any such proceeding unless they first acknowledge in writing their obligation to fully indemnify Buyers for the Taxes at issue in the proceeding to the extent such Taxes exceed the reserves for Taxes shown on the May 31, 2000 Balance Sheet; (ii) no settlement or disposition of any such proceeding shall be made without Buyers' consent (which consent shall not be unreasonably withheld) if the same reasonably could be expected to affect Buyers' liability for Tax in any taxable period or portion of a taxable period ending after May 31, 2000;
(iii) Buyers and the Stockholders shall jointly control any Income Tax proceeding relating to a taxable period that begins before, and ends after, May 31, 2000; and (iv) Buyers shall have the right to attend and participate in (but not control) at their own expense, any proceeding to the extent that it relates to Taxes of the Company.

                      (2) Except for proceedings the control of which is determined pursuant to Section 4.05(f)(1) above, Buyers shall, at their own expense, control, manage and solely be responsible for any audit, contest, claim, proceeding or inquiry with respect to Taxes for any taxable year or period ending after May 31, 2000, and shall have the exclusive right to settle or contest any such audit, contest, claim, proceeding or inquiry without the consent of any other party.

         4.06. Cooperation with Public Filings. The Stockholders shall cooperate, and shall cause the Surviving Company and the Surviving Company's accountants to cooperate, with Buyers and its affiliates and advisors in the preparation and filing of any public filings (and any related documentation or filings) in a timely fashion and shall use, and cause the Company to use, its reasonable best efforts to assist Buyers in having any such registration statement declared effective by the Securities and Exchange Commission as promptly as practicable and in maintaining the effectiveness of any such registration statement. If the Stockholders shall obtain knowledge of any information pertaining to the Company that would require any amendment or supplement to any registration statement, the Stockholders shall so advise ADS in writing and shall promptly furnish ADS with all information as shall be required for such amendment or supplement and shall promptly take such action as shall be required to amend or supplement any such registration statement.

         4.07.    Tax Reorganization.

                  (a) Each party to this Agreement hereby agrees to take all reasonable actions to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code and will immediately notify each of the other parties of any circumstance or condition of which it is or becomes aware of which might cause the Merger to fail to so qualify. The Buyers represent that they have not taken any action that would cause the Merger to fail to so qualify as a reorganization within the meaning of Section 368(a) of the Code, and are not aware of any circumstances which would cause the Merger to fail to so qualify. In support of the qualification of the transaction thereunder, Buyers further represent that on the Closing Date:

                      (1) None of the Buyers has any plan or intention (A) to cause the Surviving Corporation or any permitted transferee therefrom to sell or dispose of any of the assets or properties of the Company acquired in the Merger except for dispositions in the ordinary course of business or transfers permitted by Treas. Reg. ss.1.368-2(k)(1), (B) to liquidate the Surviving Corporation, (C) to merge the Surviving Corporation with or into another corporation or corporations, (D) to sell or otherwise dispose of the stock of the Surviving Corporation except for transfers of stock to a corporation
"controlled" (within the meaning of section 368 of the Code) by Buyer as permitted by Section 368(a)(2)(C), or (E) to cause the Surviving Corporation to issue additional shares of stock that would result in Buyer losing "control" (within the meaning of Section 368 of the Code) of the Surviving Corporation.

                      (2) The Buyers intend to cause the Surviving Corporation to continue a historic business of the Surviving Corporation or use a significant portion of the Surviving Corporation's historic business assets in a business within the meaning of Treas. Reg. ss.1.368-1(d).

                      (3) None of the Buyers has any plan or intention to reacquire any of the ADS Common Stock except as modifications to the Merger Consideration provided herein issued in the Merger, and no person related to the

Buyers within the meaning of Treas. Reg. ss.1.368-1(e)(3) and no person acting as an intermediary (other than the Broker retained by the Stockholders) for the Buyers or such a related person has a plan or intention to acquire any of the ADS Common Stock issued in the Merger.

                      (4) Immediately prior to the Merger, ADS will own all of the outstanding stock of Compec Acquisition Corp.

                      (5) Except for obligations incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby, Compec Acquisition Corp. has neither incurred any obligation or liability nor engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any person.

                      (6) Compec Acquisition Corp. is a direct subsidiary of ADS.

                  (b) The Buyers agree that they will not take any action, and will not cause the Surviving Corporation to take any action, which would cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code. Buyers will not use assets of the Company acquired in the Merger to pay the Closing Cash Payment.

         4.08. Access to Information. Each party shall afford to the other party and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to
(a) all of its properties, books, contracts, agreements and records, and (b) all other information concerning its business, properties and personnel (subject to restrictions imposed by applicable law) as may be reasonably requested, subject to any applicable contractual confidentiality obligations (which the parties shall use their respective commercially reasonable efforts to cause to be waived) provided however such right shall be limited to the books and records of Compec Acquisition Corp. No information or knowledge obtained in any investigation pursuant to this Section 4.08 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

         4.09. Consents. Each of the Company and ADS shall use its reasonable efforts to obtain the consents, waivers and approvals under any of the Commitments as may be required in connection with the Merger (all of such consents, waivers and approvals are set forth in Company Schedules) so as to preserve all rights of, and benefits to the Company thereunder.

         4.10. Reasonable Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use commercially reasonable efforts to promptly take, or cause to be taken, all actions, and to promptly do, or cause to be done, all things necessary under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

         4.11. Company Schedules. Between the date hereof and the Effective Time, it is understood and agreed that, from time to time prior to the Closing, the Stockholders' Representative or the Company may amend or supplement the Schedules with respect to any matter that is required to be set forth or described in such a Schedule or that is necessary to complete or correct any information in any representation or warranty of such party contained in this Agreement; provided that the disclosure provided in any such amended, supplemented or revised Schedule shall in no way affect or be deemed to limit ADS's condition set forth in Section 6.01.

         4.12. ADS Stock Options. Promptly after the Closing Date (but in any event within 30 days of the Closing Date), ADS will grant stock options to purchase 200,000 shares of its Common Stock to the employees of the Company pursuant to a Stock Option Agreement in the form set forth in Schedule 4.12(a). The persons to whom such options shall be granted and the number of options to be granted to each person shall be as set forth on Schedule 4.12(b).

         4.13.    Stockholders' Representative.

                  (a) Upon the  Effective  Time and  without  further act of any
Stockholder, John Ballenger, Chris Ballenger and Fred Henschel (collectively, the "Stockholders' Representative") shall be appointed as agent and attorney-in-fact for each Stockholder, for and on behalf of each such Stockholder, with full power of substitution, and with full power and authority to represent the Stockholders and their successors with respect to all matters arising under this Agreement, and all actions taken by the Stockholders' Representative hereunder shall be binding upon such Stockholders and their successors as if expressly ratified and confirmed in writing by each of them. Without limiting the generality of the foregoing, the Stockholders' Representative shall have full power and authority, on behalf of all the Stockholders and their successors, to interpret all the terms and provisions of this Agreement, to dispute or fail to dispute any "Claim of Damages" made by an Indemnified Party, to assert Claims of Damages against any Indemnifying Party, to negotiate and compromise any dispute which may arise under this Agreement, to sign any releases or other documents with respect to any such dispute, and to authorize delivery of any payments to be made with respect thereto. All determinations of the Stockholders' Representative shall be decided by a
majority   thereof   in  the  event   there  is  more  than  one   Stockholders'
Representative.

                  (b) The Stockholders' Representative, or any successor hereafter appointed, may resign and shall be discharged of his duties hereunder upon the appointment of a successor Stockholders' Representative as hereinafter provided. In case of such resignation, or in the event of the death or inability to act of the Representative, a successor shall be named from among the Stockholders by a majority of the members of the Board of Directors of who served on such board prior to the Merger. Each such successor Stockholders' Representative shall have all the power, authority, rights and privileges hereby conferred upon the original Stockholders' Representative, and the term

"Stockholders' Representative" as used herein shall be deemed to include such successor Stockholders' Representative.

                  (c) In performing any of their duties under this Agreement, or upon the claimed failure to perform his duties hereunder, the Stockholders' Representative shall not be liable to the Stockholders or anyone else for any damages, losses or expenses which they may incur as a result of any act, or failure to act under this Agreement; provided, however, that the Stockholders' Representative shall be liable for damages arising out of actions or omissions that both (i) were taken or omitted not in good faith and (ii) constituted willful default or gross negligence under this Agreement. Accordingly, the Stockholders' Representative shall not incur any such liability with respect to
(i) any action taken or omitted to be taken in good faith upon advice of his counsel given with respect to any questions relating to the duties and responsibilities of the Stockholders' Representative hereunder; or (ii) any action taken or omitted to be taken in reliance upon any document, including any written notice or instructions provided for in this Agreement, not only as to its due execution and to the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein, which the Stockholders' Representative shall in good faith believe to be genuine, to have been signed or presented by the purported proper person or persons and to conform with the provisions of this Agreement. The limitation of liability provisions of this Section shall survive the termination of this Agreement and the resignation of the Stockholders' Representative. The Compec Stockholders shall severally indemnify the Stockholders' Representative and hold him harmless against any loss, liability or expense (including any expenses of legal counsel retained by the Stockholders' Representative) incurred without willful default, gross negligence or bad faith on the part of the Stockholders' Representative and arising out of or in connection with the acceptance or administration of his duties hereunder.

         4.14. Disclosure Information. The Principal Stockholders shall allow ADS to review all disclosure materials prior to such materials being sent to the stockholders of Compec and shall allow ADS to amend or supplement such materials so as to comply with the Securities Act and the securities laws of all applicable states.


                                    ARTICLE V

                        CONDITIONS TO BUYERS' OBLIGATIONS

         The obligation of Buyers to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver) on or prior to the Closing Date of all of the following conditions:

         5.01. Representations, Warranties and Covenants of Stockholders. The Stockholders shall have complied in all material respects with their agreements and covenants contained herein to be performed on or prior to the Closing Date, and the representations and warranties of the Stockholders contained herein in the aggregate shall be true in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except
(a) as otherwise contemplated hereby, and (b) to the extent that any such representations and warranties were made as of a specified date and as to such representations and warranties the same shall continue on the Closing Date to have been true in all material respects as of the specified date. For purposes of the preceding sentence, specific material adverse effect and materiality qualifiers contained in individual representations and warranties shall be disregarded. Buyers shall have received a certificate of the Stockholders' Representative ("Stockholders' Certificate"), dated as of the Closing Date and signed by the Stockholders' Representative, certifying as to the fulfillment of the condition set forth in this Section 5.01.

         5.02. No Prohibition. No statute, rule or regulation or order of any court or administrative agency shall be in effect that prohibits Buyers from consummating the transactions contemplated hereby.

         5.03. Consents. All other consents, approvals, authorizations, exemptions and waivers from governmental agencies and third parties that are reasonably required for the consummation of the transactions contemplated hereby, including those listed on Schedule 2.13, shall have been obtained in form and substance reasonably satisfactory to the Buyers.

         5.04.    Employment  Agreements.   Each  of  the  employees  listed  on
Schedule 5.04 shall have executed an employment agreement in the form of Exhibit
5.04 (the "Employment Agreement"). Such Employment Agreement shall replace and supercede any employment agreements by and between such employee and the Company ("Prior Employment Agreements"), if any. The Stockholders do also expressly waive any rights, including but not limited to severance payments, pursuant to such Prior Employment Agreements.

         5.05.    No Material  Adverse  Change.  Since May 31, 2000, the Company
has  not  suffered  any  material  adverse  change  in  the  business,   assets,
liabilities, and results of operations or prospects of the Company.

         5.06. Banking Arrangements. The Stockholders shall cause the Company to execute and deliver any and all necessary documents and or corporate resolutions deemed necessary to ADS pursuant to ADS's current credit agreement, including but not limited to executing or causing the execution and filing of the appropriate termination statements.

         5.07. Stock Option Plans. The Company shall terminate any and all stock option plans and warrants and shall assume any liability that may result therefrom including but not limited to the vesting of such options. Further, the Stockholders shall deliver evidence of such termination in a form acceptable to Buyers prior to Closing.

         5.08. Legal Opinion. The Buyers shall have received a legal opinion from Shaw Pittman, counsel to Compec, in substantially the form attached hereto as Exhibit 5.08.

                                   ARTICLE VI

                     CONDITIONS TO STOCKHOLDERS' OBLIGATIONS

         The obligation of the Stockholders to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver) on or prior to the Closing Date of all of the following conditions:

         6.01. Representations, Warranties and Covenants of Buyers. Buyers shall have complied in all material respects with its agreements and covenants contained herein to be performed on or prior to the Closing Date, and the representations and warranties of Buyers contained herein in the aggregate shall be true in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except (a) as otherwise contemplated hereby, and (b) to the extent that any such representations and warranties were made as of a specified date and as to such representations and warranties the same shall continue on the Closing Date to have been true in all material respects as of the specified date. For purposes of the preceding sentence, specific material adverse effect and materiality qualifiers contained in individual representations and warranties shall be disregarded. The Stockholders' Representative shall have received a certificate of Buyers, dated as of the Closing Date and signed by an officer of Buyers ("Buyers' Certificate"), certifying as to the fulfillment of the condition set forth in this Section 6.01.

         6.02.    No Prohibition. No statute, rule or regulation or order of any
court  or   administrative   agency  shall  be  in  effect  that  prohibits  the
Stockholders from consummating the transactions contemplated hereby.

         6.03.    Employment  Agreements.   The  Surviving  Company  shall  have
executed  an  Employment   Agreement   with  John  G.   Ballenger,   Christopher
J.Ballenger, Frederick M. Henschel, Michael K. Gammill and David M. Schaumburg.

         6.04. Consents. All other consents, approvals, authorizations, exemptions and waivers from governmental agencies and third parties that are reasonably required for the consummation of the transactions contemplated hereby, shall have been obtained in form and substance reasonably satisfactory to the Stockholders' Representative.

         6.05. No Material Adverse Change. Since March 31, 2000, ADS has not suffered any material adverse change in the business, assets, liabilities, and results of operations or prospects of the ADS.

         6.06. Legal Opinion. The Stockholders' Representative shall have received a legal opinion from Merra, Kanakis, Creme & Mellor, P.C., counsel to ADS and Compec Acquisition Corp., in substantially the form attached hereto as
Exhibit 6.06.

                                   ARTICLE VII

                           STOCK CERTIFICATES; LEGEND

         7.01.    Securities Laws; Legend.

                  (a) The Stockholders represent and warrant that: (i) they understand that the shares of ADS Common Stock being issued pursuant to Section
1.03 have not been and will not be registered under the Act, and it is the intention of the parties hereto that the issuance of such securities be exempt from registration under the Act and the rules promulgated thereunder by the SEC;
(ii) they understand that that the shares of ADS Common Stock being issued pursuant to Section 1.03 may not be sold, transferred, assigned, exchanged, pledged, encumbered or otherwise disposed of unless they are registered under the Act or an exemption from registration is available; (iii) they are acquiring the shares of ADS Common Stock being issued pursuant to Section 1.03 for investment for their own account and not with a view to the distribution thereof; (iv) they have, or together with their advisers, if any, have, such knowledge and experience in financial and business matters that they are, or together with their advisers, if any, are, and will be capable of evaluating the merits and risks relating to their acquisition of shares of common stock pursuant to Section 1.03; (v) they have been given the opportunity to obtain information and documents relating to ADS and to ask questions of and receive answers from representatives of ADS concerning Buyers; and (vi) they are able to bear the economic risk of a total loss of value of their interest in Buyers. Stockholders covenant that they shall neither directly or indirectly sell, transfer, assign, exchange, pledge, encumber or otherwise dispose of any shares of ADS Common Stock obtained pursuant to Section 1.03 until such shares have been registered, or such sale, transfer, assignment, exchange, pledge, encumbrance or other disposition is exempt from registration.

                  (b) The certificates representing shares of ADS Common Stock issued pursuant to Section 1.03 shall bear the following legend:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any securities regulatory authority of any state, and may not be sold, transferred, assigned, exchanged, pledged, encumbered or otherwise disposed of except in compliance with all applicable securities laws and pursuant to a registration statement or an exemption therefrom.

                                  ARTICLE VIII

                          TERMINATION PRIOR TO CLOSING

         8.01. Termination. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time of the Merger, whether before or after approval of the Merger by the stockholders of the Compec:

                  (a) by mutual written consent of the Company and ADS;

                  (b) by either ADS or the Company if: (i) the Effective Time has not occurred by July 28, 2000 (provided that the right to terminate this Agreement under this clause 8.01(b)(i) shall not be available to any party whose failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date); (ii) any "Governmental Authority", the consent of which is a condition to the obligations of ADS and Company to consummate the Merger, shall have determined not to grant its consent and all appeals of such determination shall have been taken and have been unsuccessful; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any "Governmental Entity" that would make consummation of the Merger illegal;

                  (c) by either the Company or ADS if a Governmental Entity shall have issued an order, decree or ruling or taken any other action (an "Order"), in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which Order is final and nonappealable;

                  (d) by either the Company or ADS if the required approval of the stockholders of Compec contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote or written consent of the Compec stockholders (provided that the right to terminate this Agreement under this Section 8.01(d) shall not be available to the Company where the failure to obtain the Compec stockholder approval shall have been caused by the action or failure to act of the Company in breach of this Agreement);

                  (e) by ADS if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental Entity, which would: (i) prohibit ADS's or the Company's ownership or operation of any portion of the business of the Company or (ii) compel ADS or the Company to dispose of or hold separate, as a result of the Merger, any portion of the business or assets of the Company or ADS;

                  (f) by the  Company  if it is not in  material  breach  of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement on the part of ADS set forth in this Agreement, or if any representation or warranty of ADS shall have become untrue, in either case such that the conditions set forth in Section 6.02(a) or
Section 6.02(b) would not then be satisfied; provided that if such inaccuracy in ADS's representations and warranties or breach by ADS is curable by ADS through the exercise of its commercially reasonable efforts, then the Company may only terminate this Agreement under this Section 8.01(f) if the breach is not cured within 10 days following the date of written notice from Company of such breach (but no cure period shall be required for a breach which by its nature cannot be cured); or

                  (g) by ADS if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 6.03(a) or

Section 6.03(b) would not then be satisfied; provided, that if such inaccuracy in Company's representations and warranties or breach by Company is curable by Company through the exercise of its commercially reasonable efforts, then ADS may only terminate this Agreement under this Section 8.01(g) if the breach is not cured within 10 days the date of written notice from ADS of such breach (but no cure period shall be required for a breach which by its nature cannot be cured).

         Where  action is taken to  terminate  this  Agreement  pursuant to this
Section 8.01, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

         8.02. Effect of Termination. In the event of termination of this Agreement as provided in Section 8.01, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of ADS, Compec Acquisition Corp. or the Company, or their respective officers, directors or stockholders; provided that, the provisions of Sections 4.03 and Articles VIII and IX of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

         8.03. Amendment. Except as is otherwise required by applicable law after the stockholders of the Compec approve this Agreement, this Agreement may be amended by the parties hereto at any time only by execution of an instrument in writing signed on behalf of each of the parties hereto, except that following approval by the stockholders of Compec there shall be no amendment or supplement which by law requires further approval by such stockholders without such further approval by the stockholders of the Compec.

         8.04. Extension; Waiver. At any time prior to the Effective Time, ADS and Compec Acquisition Corp., on the one hand, and the Company, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE IX

                                  MISCELLANEOUS


For purposes of this Section, Buyers shall look only to the Principal Stockholders for purposes of seeking indemnification pursuant to this Section.

         9.01. Survival. The representations and warranties of the parties hereto contained herein or in any agreement, certificate (including the Stockholders' Certificate and the Buyers' Certificate) or other document executed at or prior to the Closing in connection herewith (an "Ancillary Document") shall expire on the date 18 months following the Effective Time, except that the representations and warranties set forth in Sections 2.01, 2.07, 2.12, 2.14, 3.03 and 4.07 of this Agreement shall survive the Closing Date until the expiration of the applicable statute of limitations (including any extensions thereof). After the expiration of such periods, any claim by a party hereto based upon any such representation or warranty shall be of no further force and effect, except to the extent a party have asserted a claim in accordance with this Article IX for breach of any such representation or warranty prior to the expiration of such period, in which such claim shall survive until such claim is resolved as provided in this Article IX. The covenants and agreements of the parties hereto shall survive the Closing until performed in accordance with their terms.

         9.02.    Agreement to Indemnify.

                  (a) From and after the Closing Date, Buyers shall indemnify, defend and hold harmless the Stockholders and any affiliate of the Stockholders and each of the Stockholders' respective agents and representatives, and Stockholders' heirs, executors, successors and assigns (collectively, "Stockholders' Indemnified Group") from and against any liability, loss, damage, claim (including third-party claims, whether or not meritorious), cost or expense (including, without limitation, reasonable attorneys' fees and disbursements) (collectively, "Losses") incurred or suffered by Stockholders' Indemnified Group to the extent the Losses arise out of, or result from (i) the failure of any representation or warranty made by Buyers herein or in any Ancillary Document to have been true when made and as of the Closing Date, or
(ii) the breach of any covenant or agreement of Buyers contained herein or in any Ancillary Document.

                  (b) From and after the Closing Date, Stockholders shall indemnify, defend and hold harmless Buyers and any affiliate of Buyers and each of their respective directors, officers, employees, agents and representatives, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, "Buyers' Indemnified Group") from and against all Losses incurred or suffered by Buyers' Indemnified Group to the extent the Losses arise out of, or result from (i) the failure of any representation or warranty made by Stockholders herein or in any Ancillary Document to have been true when made and as of the Closing Date, (ii) the breach of any covenant or agreement of the Stockholders contained herein or in any Ancillary Document, or (iii) any claim made by a Stockholder pursuant to Section 262 of the Delaware General Corporation Law.

         9.03.    Indemnification Procedure.

                  (a) The party  seeking  indemnification  under this  Agreement
(the "Indemnified Party") shall promptly notify the party from which indemnification is being sought (the "Indemnifying Party") of the facts and circumstances upon which the Indemnified Party intends to base a claim for indemnification hereunder ("Indemnification Notices"). The Indemnification Notice shall in all events be considered prompt if given (a) no later than 30 days after the Indemnified Party learns of the facts upon which it will claim such indemnification or (b) if earlier, in sufficient time to allow the
Indemnifying Party to exercise its rights pursuant to this Section 9.03; provided, however, that the failure to provide such Notice of claims promptly (so long as a notice of claims is given before the date on which the applicable representation or warranty ceases to survive) shall not affect the obligations of the Indemnifying Party hereunder except to the extent the Indemnifying Party is prejudiced thereby. Except as specifically described in Section 4.05, the Indemnifying Party shall have the right, at its own cost, to participate jointly in the defense of any third-party claim, demand, lawsuit or other proceeding in connection with which the Indemnified Party has claimed indemnification hereunder, and may elect to take over the defense of such claim within 10 days following notice thereof upon its written unconditional acknowledgment of its obligation to indemnify the Indemnified Party with respect to such claim; provided, however, that Stockholders shall be permitted to take over the defense of any claim brought by any customer or supplier of the Business against any member of Buyers' Indemnified Group for which indemnification is available pursuant to this Article IX, and such member of Buyers' Indemnified Group shall defend such claim; provided, further, that such member of Buyers' Indemnified Group shall not settle or otherwise dispose of such claim without the consent of Stockholders, which consent shall not be unreasonably withheld or delayed. If the Indemnifying Party makes such an election, (x) it shall keep the Indemnified Party informed as to the status of such matter and shall promptly send copies of all pleadings to the Indemnified Party, (y) with respect to any issue involved in such claim, it shall have the sole right, with respect to claims or portions of claims seeking monetary damages only, to settle or otherwise dispose of such claim on such terms as it, in its sole discretion, shall deem appropriate; provided, however, that the consent of the Indemnified Party to the settlement or disposition shall be required if such settlement or disposition shall result in any indemnifiable liability to, equitable relief against or adverse business effect on the Indemnified Party, which consent shall not be unreasonably withheld or delayed, and (z) the Indemnified Party shall have the right to participate jointly in the defense of such claim, but shall do so at its own cost not subject to reimbursement under Section 9.02. If the Indemnifying Party does not elect to take over the defense of a third-party claim, the Indemnified Party shall have the right to contest, compromise or settle such claim in the exercise of its reasonable judgment; provided, however, that the consent of the Indemnifying Party to any compromise or settlement of such claim shall be required if such compromise or settlement shall result in any liability to, equitable relief against or adverse business effect on the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

                  (b) Notwithstanding the provisions of Section 9.03(a), with respect to any third-party claim or demand that the Indemnifying Party is defending, the Indemnified Party shall have the right to retain separate counsel to represent it and the Indemnifying Party shall pay the fees and expenses of such separate counsel if there are conflicts that make it reasonably necessary for separate counsel to represent the Indemnified Party and the Indemnifying Party.

         9.04.    Other Indemnification Matters.

                  (a) Except as specifically described in Section 4.05 of this Agreement, the indemnification provided in this Article IX shall be the sole and exclusive remedy for any inaccuracy or breach of any representation or warranty made by Stockholders or Buyers in this Agreement or in any Ancillary Document. All amounts payable by one party in indemnification of the other (whether or not as provided in Section 9.04(d)) shall be considered an adjustment to the Merger Consideration.

                  (b) Upon making any payment to an Indemnified Party for any indemnification claim pursuant to this Article IX, the Indemnifying Party shall be subrogated, to the extent of such payment, to any rights which the Indemnified Party may have against any other parties with respect to the subject matter underlying such indemnification claim.

                  (c) The amount of any Losses shall be computed net of any insurance proceeds received by the Indemnified Party or its affiliates in connection therewith.

                  (d) Notwithstanding anything herein to the contrary, if Stockholders shall have indemnification obligations pursuant to this Agreement, Stockholders may, at their option, (i) make such payment in cash by wire transfer of immediately available funds, (ii) reduce any future payment obligation to Stockholders pursuant to Section 1.05 on a dollar-for-dollar basis, or (iii) if ADS is in possession of any certificate representing shares of ADS Common Stock issued pursuant to Section 1.05(b), give back the number of shares represented by such certificate having an aggregate market value equal to the indemnification obligation of Stockholders. For purposes of clause (iii) above, "market value" for a share of common stock of ADS shall be the Closing Valuation Price. If any future payment obligation pursuant to Section 1.05(b) shall be reduced pursuant to clause (ii) above, the amount so reduced shall be deemed "paid" for purposes of Section 1.05.

                  (e) The indemnification obligations of the Stockholders shall be limited to an aggregate amount equal to the Merger Consideration received by the Principal Stockholders, less the Closing Cash Payment received by the Principal Stockholders. The Stockholders shall have no liability for Losses unless and until the aggregate amount of all Losses for all claims asserted by the Buyer's Indemnified Group exceeds $600,000 (the "Deductible"); provided, however, after exceeding such amount, only Losses in excess of such amount shall be recoverable by such Buyer's Indemnified Group. Notwithstanding anything else provided hereinabove to the contrary (a) any indemnification obligation pursuant to Section 9.02(b)(iii)and (b) any indemnification obligation pursuant to
Section 4.05(b) shall not be subject to Deductible and shall be recoverable on a dollar for dollar basis.

                  (f) Any indemnification paid by an Indemnifying Party with respect to Losses calculated for purposes of Section 9.01(a) will be reduced by any offsetting net federal, state, local or foreign tax benefit to the Indemnified Party with respect to such Losses.

                  (g) Notwithstanding the foregoing, the indemnification obligations of any Indemnifying Party shall not be applicable to any Losses suffered or incurred by an Indemnified Party that resulted from a breach of a representation and warranty that was known to exist by the Indemnified Party prior to the Closing.

         9.05.    Interpretive Provisions.

                  (a) Whenever used in this Agreement, "to the Company's knowledge" or "to the knowledge of the Company" shall mean the actual knowledge each Stockholder would have after due and reasonably inquiry of each of the Principal Stockholders.

                  (b) Whenever used in this Agreement, "to such Stockholder's knowledge" or "to the knowledge of such Stockholder" shall mean the actual knowledge of such Stockholder.

                  (c) The words "hereof," "herein," "hereby" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision thereof.

                  (d) For purposes of this Agreement, the Company shall be deemed to be an affiliate of Stockholders prior to the Closing and an affiliate of ADS after the Merger.

         9.06. Entire Agreement. This Agreement (including the Schedules) and the Ancillary Documents constitute the sole understanding of the parties with respect to the subject matter hereof.

         9.07. Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto; provided, however, that this Agreement may not be assigned by either party hereto without the prior written consent of the other (except that Buyers may without the prior written consent of Stockholders assign this Agreement to any affiliate of Buyers so long as such assignee shall execute a counterpart of this Agreement agreeing to be bound by the provisions hereof as "Buyers," and agreeing to be jointly and severally liable with the assignor and any other assignee for all of the obligations of the assignor hereunder), but no such assignment of this Agreement or any of the rights or obligations hereunder shall relieve Buyers of its obligations under this Agreement. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         9.08. Headings. The headings of the Articles, Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

         9.09. Modification and Waiver. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto, except that any of the terms or provisions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits of such waived terms or provisions. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

         9.10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

         9.11. Expenses. Except as otherwise provided herein, Stockholders and Buyers shall pay all costs and expenses incurred by them or it or on their or its behalf in connection with this Agreement and the transactions contemplated hereby, including, without limiting the generality of the foregoing, fees and expenses of their respective financial consultants, accountants and counsel.

         9.12. Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party shall be in writing and shall be given (and will be deemed to have been duly given upon receipt) by delivery in person, by electronic facsimile transmission, by overnight courier or by registered or certified mail, postage prepaid,

              if to Stockholders to:       John G. Ballenger
                                           10830 Pleasant Hill Drive
                                           Potomac, Maryland  20854

                                           Christopher J. Ballenger
                                           12 Larkmeade Court
                                           Potomac, Maryland  20854

                                           Frederick M. Henschel
                                           8101 Connecticut Avenue
                                           Apt. 505 S
                                           Chevy Chase, Maryland 20815

              with a copy to:
                                           Shaw Pittman
                                           1676 International Drive
                                           McLean, Virginia  22102
                                           Attention:  Andrew M. Tucker, Esquire
                                           Telephone:  (703) 790-7783
                                           Facsimile:  (703) 790-7901
              if to Buyers to them at:     Applied Digital Solutions, Inc.
                                           400 Royal Palm Way, Suite 410
                                           Palm Beach, Florida 33480
                                           Attention:  David I. Beckett, Esquire
                                           Telephone:  (561) 366-4800
                                           Facsimile:  (561) 366-0002


              with a copy to:               Merra, Kanakis, Creme & Mellor, P.C.
                                            60 Main Street
                                            Nashua, New Hampshire 03060
                                            Attention:  Paul D. Creme, Esquire
                                            Telephone:  (603) 886-5055
                                            Facsimile:  (603) 883-0750

or at such other address for a party as shall be specified by like notice.

         9.13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America, in each case located in the State of Delaware for any Litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any Litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in this Agreement shall be effective service of process for any Litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of Delaware or the United States of America, in each case located in the State of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum.

         9.14 Public Announcements. None of the Stockholders nor Buyers shall make any public statements, including, without limitation, any press releases, with respect to this Agreement and the transactions contemplated hereby without the prior written consent of the other party except as may be required by law. If a public statement is required to be made by law, the parties shall consult with each other in advance as to the contents and timing thereof.


                            SIGNATURE PAGES TO FOLLOW

         IN WITNESS WHEREOF, each of the individual parties hereto has executed this Agreement and Buyers have caused their duly authorized representatives to execute this Agreement on its behalf as of the date first above written.


                                            APPLIED DIGITAL SOLUTIONS, INC.

                                            By:  /s/ Garrett A. Sullivan
                                                ---------------------------
                                                 Name:  Garrett A. Sullivan
                                                 Title:    President


                                            COMPEC ACQUISITION CORP.

                                            By:  /s/ Garrett A. Sullivan
                                                ---------------------------
                                                 Name:  Garrett A. Sullivan
                                                 Title:    President


                                            COMPUTER EQUITY CORPORATION

                                            By:  /s/ Christopher J. Ballenger
                                                --------------------------------
                                                 Name:  Christopher J. Ballenger
                                                 Title:    Director


                                            STOCKHOLDERS


                                             /s/ John G. Ballenger
                                            ------------------------------------
                                            John G. Ballenger


                                             /s/ Christopher J. Ballenger
                                            ------------------------------------
                                            Christopher J. Ballenger


                                             /s/ Frederick M. Henschel
                                            ------------------------------------
                                            Frederick M. Henschel

                          AGREEMENT AND PLAN OF MERGER

                            Dated as of June 30, 2000

                                  by and among

                         APPLIED DIGITAL SOLUTIONS, INC.


                            COMPEC ACQUISITION CORP.

                                   ("Buyers")

                           COMPUTER EQUITY CORPORATION
                                   ("Company")

                                       and

                                John G. Ballenger
                            Christopher J. Ballenger
                              Frederick M. Henschel
                           ("Principal Stockholders")

                             Index of Defined Terms

Act                                          Section 7.01
Allocation                                   Section 4.05(d)(3)
Ancillary Document                           Section 9.01
Annual Financial Statements                  Section 2.04(a)
Arbiter                                      Section 1.06(c)
Business                                     Recitals
Buyers                                       Preamble
Buyers' Certificate                          Section 6.01
Buyers' Indemnified Group                    Section 9.02(b)
Closing                                      Section 1.02
Closing Balance Sheet                        Section 1.06(a)
Closing Cash Value                           Section 1.06(d)
Code                                         Section 2.11(l); Section 2.14(f)(v)
Commitments                                  Section 2.08(a)
Company                                      Recitals
Company Benefit Plan                         Section 2.11(a)
Company Material Adverse Effect              Section 2.02(a)
Competitive Activity                         Section 4.07
Competitor                                   Section 4.07
Confidential Information                     Section 4.03
EBITDA                                       Section 1.05(c)
Encumbrances                                 Section 2.01
ERISA                                        Section 2.11(l)
Financial Statements                         Section 2.04(a)
Final Closing Statement                      Section 1.06(d)
First Payment                                Section 1.05
First Earnout Payment                        Section 1.05
GAAP                                         Section 1.05(c)
HSR Act                                      Section 3.04
Income Tax Return                            Section 2.14(f)(iv)
Income Tax                                   Section 2.14(f)(ii)
Indemnified Party                            Section 9.03(a)
Indemnifying Party                           Section 9.03(a)
Intellectual Property                        Section 2.07(j)
May 31 Balance Sheet                         Section 2.04(a)
Leased Real Property                         Section 2.06(d)
Litigation                                   Section 2.09
Losses                                       Section 9.02(a)
Major Customers                              Section 2.16
Major Suppliers                              Section 2.16
Management Fees                              Section 4.08
Market Value                                 Section 1.03
Merger Consideration                         Section 1.05(a)

Notices                                      Section 9.03(a)
Owned Real Property                          Section 2.06(c)
Products                                     Section 2.17
Second Earnout Payment                       Section 1.05
Stockholders Group                           Section 2.14(f)(vii)
Stockholders                                 Preamble
Stockholders' Indemnified Group              Section 9.02(a)
Special Indemnifications                     9.04(c)
Stock                                        Recitals
Subsidiaries                                 Section 2.02(b)
Surviving Company                            Section 1.01(a)
Tax Return                                   Section 2.14(f)(iii)
Tax Sharing Agreement                        Section 4.05(c)(1)
Tax                                          Section 2.14(f)(i)
Treasury Regulations                         Section 2.14(f)(vi)
True-Up Payments                             Section 1.06(d)

ARTICLE I  THE MERGER


1.01.    THE MERGER
1.02.    THE CLOSING
1.03.    CONVERSION OF STOCK; AT THE EFFECTIVE TIME
1.04.    EFFECT OF CONVERSION
1.05.    MERGER CONSIDERATION
1.06.    CLOSING BALANCE SHEET; TRUE-UP PAYMENT



ARTICLE II  REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS


2.01.    CAPITALIZATION
2.02.    ORGANIZATION; SUBSIDIARIES
2.03.    CORPORATE POWER AND AUTHORITY; EFFECT OF AGREEMENT
2.04.    FINANCIAL STATEMENTS
2.05.    ABSENCE OF CERTAIN CHANGES OR EVENTS
2.06.    ASSETS AND PROPERTIES
2.07.    INTELLECTUAL PROPERTY
2.08.    COMMITMENTS
2.09.    LITIGATION
2.10.    COMPLIANCE WITH LAWS
2.11.    EMPLOYEE BENEFIT PLANS
2.12.    ENVIRONMENTAL MATTERS
2.13.    CONSENTS
2.14.    TAXES
2.15.    FEES
2.16.    MAJOR CUSTOMERS AND SUPPLIERS
2.17.    PRODUCTS
2.18.    INSURANCE
2.19     INVESTMENT REPRESENTATIONS


ARTICLE III  REPRESENTATIONS AND WARRANTIES OF BUYERS


3.01.    ORGANIZATION
3.02.    CORPORATE POWER AND AUTHORITY; EFFECT OF AGREEMENT
3.03.    CAPITALIZATION
3.04.    CONSENTS
3.05.    FEES
3.06.    LITIGATION
3.07.    COMMON STOCK TO BE RECEIVED BY STOCKHOLDERS
3.08.    [RESERVED]
3.09.    SEC FILINGS
3.10.    COMPLIANCE WITH LAWS

ARTICLE IV  COVENANTS


4.01.    FURTHER ASSURANCES
4.02.    NOTICE
4.03.    CONFIDENTIALITY
4.04.    CASH MANAGEMENT; INTERCOMPANY ACCOUNTS
4.05.    RESPONSIBILITY FOR TAXES; RETURNS; AUDITS
4.06.    COOPERATION WITH PUBLIC FILINGS
4.07.    TAX REORGANIZATION
4.08.    ACCESS TO INFORMATION
4.09.    CONSENTS
4.10.    REASONABLE EFFORTS
4.11.    COMPANY SCHEDULES
4.12.    ADS STOCK OPTIONS
4.13.    STOCKHOLDERS' REPRESENTATIVE
4.14.    DISCLOSURE INFORMATION


ARTICLE V  CONDITIONS TO BUYERS' OBLIGATIONS


5.01.    REPRESENTATIONS, WARRANTIES AND COVENANTS OF STOCKHOLDERS
5.02.    NO PROHIBITION
5.03.    CONSENTS
5.04.    EMPLOYMENT AGREEMENTS
5.05.    NO MATERIAL ADVERSE CHANGE
5.06.    BANK ARRANGEMENTS
5.07.    STOCK OPTION PLANS
5.08.    LEGAL OPINION



ARTICLE VI  CONDITIONS TO STOCKHOLDERS' OBLIGATIONS


6.01.    REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYERS
6.02.    NO PROHIBITION
6.03.    EMPLOYMENT AGREEMENTS
6.04.    CONSENTS
6.05.    NO MATERIAL ADVERSE CHANGE
6.06.    LEGAL OPINION


ARTICLE VII  STOCK CERTIFICATES; LEGEND


7.01.    SECURITIES LAWS; LEGEND


ARTICLE VIII  TERMINATION PRIOR TO CLOSING




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8.01.    TERMINATION
8.02.    EFFECT OF TERMINATION
8.03.    AMENDMENT
8.04.    EXTENSION; WAIVER



ARTICLE IX MISCELLANEOUS


9.01.    SURVIVAL
9.02.    AGREEMENT TO INDEMNIFY
9.03.    INDEMNIFICATION PROCEDURE
9.04.    OTHER INDEMNIFICATION MATTERS
9.05.    INTERPRETIVE PROVISIONS
9.06.    ENTIRE AGREEMENT
9.07.    SUCCESSORS AND ASSIGNS
9.08.    HEADINGS
9.09.    MODIFICATION AND WAIVER
9.10.    COUNTERPARTS
9.11.    EXPENSES
9.12.    NOTICES
9.13.    GOVERNING LAW
9.14.    PUBLIC ANNOUNCEMENTS